UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Newell Rubbermaid Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 8, 2012

To the Stockholders of NEWELL RUBBERMAID INC.:

You are cordially invited to attend the annual meeting of stockholders of NEWELL RUBBERMAID INC. (the “Company”) to be held on Tuesday, May 8, 2012, at 9:00 a.m., local time at Newell Rubbermaid’s corporate headquarters, Three Glenlake Parkway, Atlanta, Georgia.

At the annual meeting, you will be asked to:

•	Elect the four directors of the Company nominated by the Board of Directors to serve for a term of three years;

•	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2012;

•	Approve an amendment to the Company’s Restated Certificate of Incorporation to implement the annual election of Directors;

•	Cast an advisory vote on executive compensation; and

•	Transact such other business as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

Only stockholders of record at the close of business on March 16, 2012 may vote at the annual meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the annual meeting, please act promptly to vote your shares with respect to the proposals described above. You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. You also may vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the annual meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or through the Internet.

By Order of the Board of Directors,

John K. Stipancich
Senior Vice President – General Counsel & Corporate Secretary

March 29, 2012

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on

May 8, 2012—the Company’s Proxy Statement and 2011 Annual Report to Stockholders are available at

WWW.PROXYVOTE.COM

NEWELL RUBBERMAID INC.

Three Glenlake Parkway

Atlanta, Georgia 30328

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2012

You are receiving this Proxy Statement and proxy card from us because you own shares of common stock of Newell Rubbermaid Inc. (the “Company”). This Proxy Statement describes the items on which the Company would like you to vote. It also gives you information so that you can make an informed voting decision. The Company first mailed this Proxy Statement and the proxy card to stockholders on or about March 29, 2012.

DATE, TIME AND PLACE OF THE ANNUAL MEETING

The Company will hold the annual meeting at Newell Rubbermaid’s corporate headquarters, Three Glenlake Parkway, Atlanta, Georgia, at 9:00 a.m., local time, on Tuesday, May 8, 2012.

QUESTIONS AND ANSWERS ABOUT

VOTING AT THE ANNUAL MEETING AND RELATED MATTERS

Who is entitled to vote at the annual meeting?

Record holders of the Company’s common stock at the close of business on March 16, 2012 are entitled to notice of and to vote at the annual meeting. On the record date, approximately [            ] shares of common stock were issued and eligible to vote.

What constitutes a quorum for the annual meeting?

A quorum of stockholders is necessary to take action at the annual meeting. A majority of the outstanding shares of common stock of the Company, present in person or by proxy, will constitute a quorum. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting. The inspectors of election will determine whether a quorum is present at the annual meeting. The inspectors of election will treat instructions to withhold authority, abstentions and broker non-votes as present for purposes of determining the presence of a quorum. In the event that a quorum is not present at the annual meeting, the Company expects that the annual meeting will be adjourned to solicit additional proxies.

How are votes counted?

You are entitled to one vote for each share you own on the record date on the election of directors and each proposal to be considered at the annual meeting. If your common stock is held in “street name” (i.e., in the name of a bank, broker or other record holder), you will need to instruct your broker or bank regarding how to vote your common stock. Pursuant to New York Stock Exchange (“NYSE”) rules, your broker or bank does not have discretion to vote your common stock without your instructions regarding the election of directors, the advisory vote on executive compensation, and the amendment to the Restated Certificate of Incorporation. If you do not provide your broker or bank with voting instructions regarding these proposals, your shares of common stock will not be considered present at the Annual Meeting of Stockholders for purposes of voting on these proposals. However, please note that banks and brokers that have not received voting instructions from their clients may vote their clients’ shares on the ratification of the appointment of Ernst & Young LLP.

How many votes are required to elect a director or approve a proposal?

Election of Directors.    Directors receiving a majority of votes cast with respect to that director’s election (number of shares voted “for” a director must exceed the number of votes cast “against” that director) will be elected as a director. Shares not present, shares not voting and shares voting “abstain” will have no effect on the election of directors.

Approval of Amendment to Restated Certificate of Incorporation.    Approval of the amendment to the Company’s Restated Certificate of Incorporation to provide for the annual election of directors requires the affirmative vote of a majority of the outstanding shares of common stock. Any proxy marked “abstain” with respect to the item will have the effect of a vote against the proposal.

Ratification of the Appointment of Ernst & Young LLP, Approval of Executive Compensation and Approval of any Other Proposals.    The vote required for the ratification of the appointment of Ernst & Young LLP, the approval of executive compensation in the advisory vote, and the approval of any other proposal that may properly come before the annual meeting or any adjournment or postponement of the meeting is the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the annual meeting. With respect to any such proposal, you may vote in favor of or against the item or you may abstain from voting. Any proxy marked “abstain” with respect to the item will have the effect of a vote against the proposal.

How do I vote my shares?

You may attend the annual meeting and vote your shares in person. You also may choose to submit your proxies by any of the following methods:

•

Voting by Mail.    If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. Your shares will be voted in accordance with the instructions on your proxy card. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted FOR the election of all director nominees, FOR the ratification of the appointment of Ernst & Young LLP, FOR the amendment to the Restated Certificate of Incorporation, FOR the approval of the compensation of the named executive officers and in the discretion of the persons named as proxies on all other matters that may properly come before the annual meeting or any adjournment or postponement of the meeting.

•

Voting by Telephone.    You may vote your shares by telephone by calling the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

•

Voting by Internet.    You also may vote through the Internet by signing on to the website identified on your proxy card and following the procedures described in the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your proxy card.

If you are a stockholder whose shares are held in street name, you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the annual meeting.

This Proxy Statement is also being used to solicit voting instructions for the shares of the Company’s common stock held by the trustee of the Newell Rubbermaid Inc. 401(k) Savings and Retirement Plan for the benefit of plan participants. Participants in this plan have the right to direct the trustee regarding how to vote the shares of Company stock credited to their accounts. Unless otherwise required by law, the shares credited to each participant’s account will be voted as directed. Participants in this plan may direct the trustee by telephone, through the Internet or by completing and returning a voting card. If valid instructions are not received from a 401(k) Savings and Retirement Plan participant by 11:59 Eastern Standard Time on May 7, 2012, a participant’s shares will be voted proportionately by the trustee in the same manner in which the trustee votes all shares for which it has received valid instructions.

How may I revoke or change my vote?

You may revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

•	Submitting a later-dated proxy by mail, over the telephone or through the Internet.

•

Sending a written notice, including by facsimile, to the Corporate Secretary of the Company. You must send any written notice of a revocation of a proxy so that it is received before the taking of the vote at the annual meeting to:

Newell Rubbermaid Inc.

Three Glenlake Parkway

Atlanta, Georgia 30328

Facsimile: 1-770-677-8717

Attention: Corporate Secretary

•

Attending the annual meeting and voting in person. Your attendance at the annual meeting will not in and of itself revoke your proxy. You must also vote your shares at the annual meeting. If your shares are held in “street name” by a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the annual meeting.

If you require assistance in changing or revoking your proxy, please contact the Company’s proxy solicitor at the following address or telephone number:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Phone Number: 1-800-662-5200

Who will count the votes?

Representatives from Broadridge Financial Solutions, Inc. will tabulate the votes and act as an independent inspector of election for the annual meeting.

Where can I find the voting results of the annual meeting?

The Company will include the voting results of the annual meeting in a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission not later than May 14, 2012.

Who will pay the costs of solicitation of proxies?

This Proxy Statement and the accompanying proxy card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of the Company. The Company will pay the costs of soliciting proxies.

Who is the Company’s proxy solicitor?

The Company has retained Morrow & Co., LLC to aid in the solicitation of proxies and to verify certain records related to the solicitation. The Company will pay Morrow & Co., LLC, a fee of $11,500 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses.

In addition to solicitation by mail, directors, officers and employees of the Company, at no additional compensation, may solicit proxies from stockholders by telephone, facsimile, Internet or in person. Upon request, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to beneficial owners.

How do I submit a stockholder proposal for the 2013 annual meeting?

To be considered for inclusion in next year’s proxy materials, stockholder proposals to be presented at the Company’s 2013 annual meeting must be in writing and be received by the Company no later than November 29, 2012. At the 2013 annual meeting, the Company’s management will be able to vote proxies in its discretion on any proposal not included in the Company’s proxy statement for such meeting if the Company does not receive notice of the proposal on or before February 7, 2013.

If a stockholder does not submit a proposal for inclusion in next year’s proxy statement, but instead wishes to present it directly at the 2013 annual meeting, the Company’s By-Laws require that the stockholder notify the Company of such proposal in writing no later than 90 days prior to the anniversary date of the 2012 Annual Meeting, or February 7, 2013. The stockholder must also comply with the requirements of Section 2.12 of the Company’s By-Laws with respect to stockholder proposals.

How do I nominate a candidate for election as a director at the 2013 annual meeting?

Any stockholder wishing to nominate a candidate for election as a director at the Company’s 2013 annual meeting must notify the Company in writing no later than February 7, 2013. Such notice must include appropriate biographical information and otherwise comply with the requirements of the Company’s Restated Certificate of Incorporation and By-Laws relating to stockholder nominations of directors.

How do I provide a notice of my intention to present proposals and director nominations at the 2013 annual meeting?

Notices of intention to present proposals and director nominations at the 2013 annual meeting or requests in connection therewith, including requests for copies of the relevant provisions of the Company’s Restated Certificate of Incorporation or By-Laws relating to proposals and director nominations, should be addressed to Newell Rubbermaid Inc., Three Glenlake Parkway, Atlanta, Georgia 30328, Attention: Corporate Secretary.

How can I obtain a copy of the Company’s 2011 annual report on Form 10-K?

A copy of the Company’s 2011 annual report on Form 10-K (including the financial statements and financial statement schedules), as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to the office of the Corporate Secretary of the Company at Three Glenlake Parkway, Atlanta, Georgia 30328. A copy of the Company’s Form 10-K and other periodic filings also may be obtained under the “SEC Filings” link on the Company’s website at www.newellrubbermaid.com and from the Securities and Exchange Commission’s EDGAR database at www.sec.gov.

Could other business be conducted at the annual meeting?

The Board of Directors does not know of any business to be brought before the annual meeting other than the matters described in the notice of annual meeting. However, if any other matters properly come before the annual meeting or any adjournment or postponement of the annual meeting, each person named in the accompanying proxy intends to vote the proxy in accordance with his judgment on such matters.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors is currently comprised of 12 directors who are divided into three classes, with each class elected for a three-year term. The Board of Directors has nominated Thomas E. Clarke, Elizabeth Cuthbert-Millett, Domenico De Sole and Steven J. Strobel for re-election as Class I directors at the annual meeting. If re-elected, the nominees will serve until the annual meeting of stockholders to be held in 2015 and until their successors have been duly elected and qualified.

Proxies will be voted, unless otherwise indicated, FOR the election of the four nominees for director. All of the nominees are currently serving as directors of the Company and have consented to serve as directors if elected at this year’s annual meeting. The Company has no reason to believe that any of the nominees will be unable to serve as a director. However, should any nominee be unable to serve if elected, the Board of Directors may reduce the number of directors, or proxies may be voted for another person nominated as a substitute by the Board of Directors. As previously announced, Mr. Ketchum will retire immediately after the Annual Meeting of Stockholders.

The Board of Directors unanimously recommends that you vote FOR the election of each nominee for director.

Information about the nominees and the continuing directors whose terms expire in future years is set forth below.

Name and Background	Director Since

Nominees for Class I Directors—Term Expiring in 2015

Thomas E. Clarke, age 60, has been President of New Business Ventures of Nike, Inc. (a designer, developer and marketer of footwear, apparel, equipment and accessory products) since 2001. Dr. Clarke joined Nike, Inc. in 1980. He was appointed divisional Vice President in charge of marketing in 1987, corporate Vice President in 1989, General Manager in 1990, and served as President and Chief Operating Officer from 1994 to 2000. Dr. Clarke previously held various positions with Nike, Inc., primarily in research, design, development and marketing. Dr. Clarke also serves on the Board of Directors of Starwood, Inc. (a hotels and resorts company). Dr. Clarke has expertise in global brand management, marketing and product development as well as substantial experience in organizational development and knowledge of supply chain operations. He also played an integral role in the globalization of Nike. He also has substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board.

2003

Elizabeth Cuthbert-Millett, age 55, has been a private investor for more than five years. Ms. Cuthbert-Millett is also an adjunct professor in the school of Environment and Natural Resources at University of Wyoming. Ms. Cuthbert-Millett has substantial institutional knowledge regarding the Company, including its operations and industries, due to her longstanding service to the Board.	1995

Name and Background	Director Since

Domenico De Sole, age 68, has been the Chairman of Tom Ford International since 2005. Prior thereto he was President and Chief Executive Officer of Gucci Group NV, and Chairman of the Group’s Management Board, a post he held from 1995 to 2004. From 1984 to 1994, Mr. De Sole served as Chief Executive Officer of Gucci America. Prior thereto, Mr. De Sole was a partner with Patton Boggs & Blow (a law firm) from 1970 to 1984. Mr. De Sole also serves on the Board of Directors of GAP, Inc. (a clothing retailer), Ermenegildo Zegna (a manufacturer and marketer of men’s luxury clothing), Labelux SA (a manufacturer and marketer of luxury apparel) and is a Member of the Advisory Board of Harvard Law School. Mr. De Sole has extensive global business experience as well as significant expertise in building and developing luxury brands and strengthening global marketing and operations, all of which are relevant to the Company as it invests in growing its premium brands worldwide. Mr. De Sole is a former member of the Boards of Directors of Bausch & Lomb Incorporated (a manufacturer and marketer of eye care products), Delta Air Lines, Inc., The Procter & Gamble Company (a manufacturer and marketer of consumer products) and Telecom Italia S.p.A.

2007

Steven J. Strobel, age 54, was the Executive Vice President and Chief Financial Officer and a Director of BlueStar Energy Solutions (a retail electricity supplier) from August 2009 to March 2012, when it was acquired by American Electric Power. Mr. Strobel served as Senior Vice President—Treasurer of Motorola, Inc. (a wireless and broadband communications company) from June 2007 to March 2008. He served as Motorola’s Senior Vice President—Corporate Controller from 2003 to June 2007. From 2000 to 2003, Mr. Strobel was Vice President—Finance and Treasurer for Owens Corning (a manufacturer and marketer of building material and composites systems). From 1996 to 1999, Mr. Strobel served as Owens Corning’s Vice President—Corporate Controller. From 1986 to 1996, Mr. Strobel served in a number of roles with Kraft Foods, a former division of Philip Morris Companies, Inc. (a manufacturer and marketer of consumer products). While at Kraft, he held various financial positions, including Vice President, Finance, Kraft Grocery Products Division; Vice President and Controller, Kraft USA Operations; and Chief Financial Officer, Kraft Foods Canada. Mr. Strobel has substantial experience in financial matters and leadership in both consumer and industrial markets. He also has considerable experience with global, multi-divisional business models and a deep understanding of building brands and driving innovation at well-respected companies. He also has substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board.

2006

Name and Background	Director Since

Class III Directors Continuing in Office—Term Expiring in 2014

Kevin C. Conroy, age 51, has been President, Univision Interactive Media, Inc., Univision Communications, Inc. (the premier media company serving Hispanic America) since January 2009. From 2001 to 2009, he served in a variety of senior programming, product and marketing roles at AOL LLC (a global web services company, and majority owned subsidiary of Time Warner, Inc.), most recently as AOL’s Executive Vice President of Global Products and Marketing. From 1995 to 2001, Mr. Conroy served in a number of roles with Bertelsmann AG (a transnational media corporation), including as Chief Marketing Officer & President, New Technology, BMG Entertainment. Mr. Conroy has significant global experience in advertising and media with particular expertise in the Internet and online and mobile media businesses. He has led large global efforts to build consumer Websites and software applications and has managed a number of popular Web brands.

2011

Michael T. Cowhig, age 65, has been Chairman of the Board since February 2010. He retired in December 2006 as President, Global Technical and Manufacturing of The Procter & Gamble Company—Gillette Global Business Unit, a post he held beginning October 2005. Prior thereto, he held the position of President, Global Technical and Manufacturing of The Gillette Company from January 2004 to October 2005. Mr. Cowhig joined Gillette in 1968, and thereafter served in a variety of roles, including Senior Vice President, Global Manufacturing and Technical Operations—Stationery Products from 1996 to 1997, Senior Vice President, Manufacturing and Technical Operations—Grooming from 1997 to 2000, Senior Vice President, Global Supply Chain and Business Development from 2000 to 2002, and Senior Vice President, Global Manufacturing and Technical Operations from 2002 to 2004. Mr. Cowhig has considerable operational expertise and global leadership experience, and he has demonstrated success in meeting the demands of product innovation by leveraging manufacturing technology with an intense focus on delivering cost reductions. He also has a strong track record for operational success, proven leadership abilities and knowledge of supply chain operations. Mr. Cowhig also has substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board. Mr. Cowhig is a former member of the Board of Directors of CCL Industries (a global specialty packaging company).

2005

Mark D. Ketchum, age 62, was President & Chief Executive Officer of the Company from October 16, 2005 through June 30, 2011. From 1999 to 2004, Mr. Ketchum was President, Global Baby and Family Care of The Procter & Gamble Company. Mr. Ketchum joined The Procter & Gamble Company in 1971, and thereafter served in a variety of roles, including Vice President and General Manager—Tissue/Towel from 1990 to 1996 and President—North American Paper Sector from 1996 to 1999. Mr. Ketchum is also a director of Kraft Foods Inc. (a global manufacturer and marketer of packaged foods and beverages). Mr. Ketchum has substantial leadership experience as well as significant expertise in operations, brand management and general management. He has demonstrated success in product innovation, brand positioning, category strategy, top-line sales growth and improved profitability on a global basis. Mr. Ketchum also has substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service. Mr. Ketchum is a former member of the Board of Directors of Hillenbrand Industries, Inc. (a provider of medical technologies and related services for the health care industry and provider of funeral services products).

2005

Name and Background	Director Since

Raymond G. Viault, age 67, retired in January 2005 as Vice Chairman of General Mills, Inc. (a manufacturer and marketer of consumer food products), a post he held since 1996. From 1990 to 1996, Mr. Viault was President of Kraft Jacobs Suchard in Zurich, Switzerland. Mr. Viault was with Kraft General Foods for a total of 20 years, serving in a variety of major marketing and general management positions. Mr. Viault is also a director of VF Corp. (an apparel company). Mr. Viault has broad experience in global brand building and general management and has substantial expertise in international matters and integration of acquired businesses and has made contributions as a board member of other organizations. He also has substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board. Mr. Viault is a former member of the Board of Directors of Cadbury plc (a manufacturer and marketer of foods and beverages) and Safeway Inc. (a food and drug retailer).

2002

Class II Directors Continuing in Office—Term Expiring in 2013

Scott S. Cowen, age 65, has been the President of Tulane University and Seymour S Goodman Memorial Professor of Business since 1998. From 1984 to 1998, Dr. Cowen served as Dean and Albert J. Weatherhead III Professor of Management, Weatherhead School of Management, Case Western Reserve University. Prior to his departure in 1998, Dr. Cowen had been associated with Case Western Reserve University in various capacities since 1976. Dr. Cowen is also a director of American Greetings Corp. (a manufacturer of greeting cards and related merchandise) and Forest City Enterprises, Inc. (a real estate developer). Mr. Cowen is a former member of the Board of Directors of Jo-Ann Stores, Inc. (an operator of retail fabric shops). Dr. Cowen has been a director since the Company completed its merger with Rubbermaid. He has extensive academic and professional expertise in the areas of strategic financial management systems, corporate governance and leadership, including as a consultant with public companies in such areas, significant experience in crisis management (including in connection with recovery from Hurricane Katrina), and substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board.

1999

Cynthia A. Montgomery, age 59, is the Timken Professor of Business Administration at the Harvard University Graduate School of Business, where she has served on the faculty since 1989. Prior thereto, Dr. Montgomery was a Professor at the Kellogg School of Management at Northwestern University from 1985 to 1989. Dr. Montgomery also serves on the Board of Directors of several Black Rock Mutual Funds and McLean Hospital. Dr. Montgomery has conducted extensive research in the areas of strategy and corporate governance, including in particular issues relating to boards of directors, the creation of value across multiple lines of business, and the role leaders play in developing and implementing strategy. She also has substantial institutional knowledge regarding the Company, including its operations and industries, due to her longstanding service to the Board.

1995

Name and Background	Director Since

Michael B. Polk, age 51, has been President and Chief Executive Officer of the Company since July 18, 2011. Prior thereto, he was President, Global Foods, Home & Personal Care, Unilever (a consumer packaged goods manufacturer and marketer) since 2010. Mr. Polk joined Unilever in 2003 as Chief Operating Officer Unilever Foods USA and subsequently became President, Unilever USA in 2005. From 2007 to 2010, Mr. Polk served as President, Unilever Americas. Prior to joining Unilever, Mr. Polk spent sixteen years at Kraft Foods Inc. and three years at The Procter & Gamble Company. At Kraft Foods, Mr. Polk was President, Kraft Foods Asia Pacific, President, Biscuits and Snacks Sector, and was a member of the Kraft Foods Management Committee. Mr. Polk brings outstanding global marketing, consumer innovation, customer development, and operations leadership to the Board. He has been successful in leading multi-billion dollar brands, in managing diverse product categories, and navigating complex geographies. Mr. Polk is a former member of the Board of Directors of The Yankee Candle Company, Inc. (a manufacturer and retailer of home fragrance products).

2009

Michael A. Todman, age 54, has been President, Whirlpool International since December 2009 and has been a member of the Board of Directors of Whirlpool Corporation (a manufacturer and marketer of major home appliances) since January 1, 2006. Prior thereto, he served as President, Whirlpool North America from June 2007 to December 2009. He served as President, Whirlpool International from January 2006 to June 2007 and served as Executive Vice President and President of Whirlpool Europe from October 2001 to January 2006. From March 2001 to October 2001, he served as Executive Vice President, North America of Whirlpool Corporation. From 1993 to 1999, Mr. Todman served in a number of roles at Whirlpool, including Senior Vice President, Sales and Marketing, North America; Vice President, Sears Sales and Marketing; Vice President, Product Management; Controller of North America; Vice President, Consumer Services, Whirlpool Europe; General Manager, Northern Europe; and Director, Finance, United Kingdom. Prior to joining Whirlpool, Mr. Todman held a variety of leadership positions at Wang Laboratories, Inc. (a developer and manufacturer of computer products) and Price Waterhouse and Co. Mr. Todman has distinguished international management experience as well as extensive sales and marketing leadership experience in his career with Whirlpool. He also serves on the Board of Trustees of Georgetown University and the Board of Regents of Loyola University of Chicago.

2007

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

AND CORPORATE GOVERNANCE

General

The primary responsibility of the Board of Directors is to oversee the affairs of the Company for the benefit of the Company’s stockholders. To assist it in fulfilling its duties, the Board of Directors has delegated certain authority to the Audit Committee, the Organizational Development & Compensation Committee and the Nominating/Governance Committee. The duties and responsibilities of these standing committees are described below under “Committees.”

The Board of Directors has adopted the “Newell Rubbermaid Inc. Corporate Governance Guidelines.” The purpose of these guidelines is to ensure that the Company’s corporate governance practices enhance the Board’s ability to discharge its duties on behalf of the Company’s stockholders. The Corporate Governance Guidelines are available under the “Corporate Governance” link on the Company’s website at www.newellrubbermaid.com and may be obtained in print without charge upon written request by any stockholder to the office of the Corporate Secretary of the Company at Three Glenlake Parkway, Atlanta, Georgia 30328. The Corporate Governance Guidelines include:

•

a requirement that a majority of the Board will be “independent directors,” as defined under the applicable rules of The New York Stock Exchange, Inc. (“NYSE”) and any standards adopted by the Board of Directors from time to time;

•	a requirement that all members of the Audit Committee, the Organizational Development & Compensation Committee and the Nominating/Governance Committee will be “independent directors”;

•	a requirement that a director submit his or her resignation to the Board for consideration in the event he or she is not elected by a majority of the votes cast in an uncontested election;

•	mandatory director retirement at the annual meeting immediately following the attainment of age 72;

•

regular executive sessions of non-management directors outside the presence of management at least four times a year, provided that if the non-management directors include one or more directors who are not “independent directors” under the applicable NYSE rules, the independent directors also will meet, outside the presence of management in executive session, at least once a year;

•	annual review of the performance of the Board and the Chairman of the Board;

•	regular review of management succession planning and annual performance reviews of the Chief Executive Officer (“CEO”); and

•

the authority of the Board to engage independent legal, financial, accounting and other advisors as it believes necessary or appropriate to assist it in the fulfillment of its responsibilities, without consulting with, or obtaining the advance approval of, any Company officer.

Over the past few years, the Board has responded to several governance issues of interest to stockholders. In 2006, the Board terminated its shareholder rights plan, or poison pill, and adopted a formal procedure in its Corporate Governance Guidelines to address and respond to successful stockholder proposals. In 2007, the Board implemented majority voting for directors; in 2008, stockholders approved a Board-recommended proposal to eliminate supermajority voting requirements in the Company’s charter documents; in February 2010, the Board adopted a “clawback”, or recoupment, policy with respect to the incentive compensation of executive officers; and this year the Board is recommending that stockholders approve an amendment to the Company’s Restated Certificate of Incorporation to provide for the annual election of directors.

The positions of Chairperson of the Board and CEO are usually held by different persons. The Board believes that this combination has served the Company well for many years. However, the Board is free to make this choice at any time and in the manner it determines to be best for the Company under the then existing circumstances. Should the Chairperson position be held by the CEO, the Board will appoint a lead Director.

Director Independence

Pursuant to the Corporate Governance Guidelines, the Board of Directors undertook its annual review of director independence in February 2012. During this review, the Board of Directors considered whether or not each director has any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and has otherwise complied with the requirements for independence under the applicable NYSE rules.

As a result of these reviews, the Board of Directors affirmatively determined that all of the Company’s current directors are “independent” of the Company and its management within the meaning of the applicable NYSE rules and under the standards set forth in the Corporate Governance Guidelines, with the exception of Michael B. Polk and Mark D. Ketchum. Mr. Polk is considered an inside director because of his employment as President and CEO of the Company. Mr. Ketchum is considered an insider because of his prior employment as President and CEO of the Company.

Meetings

The Company’s Board of Directors held eight meetings during 2011. All directors attended at least 75% of the Board meetings and meetings of Board committees on which they served. Under the Company’s Corporate Governance Guidelines, each director is expected to attend the annual meeting of the Company’s stockholders. All of the directors, with the exception of Mr. Polk, attended the 2011 annual meeting of stockholders.

The Company’s non-management directors held five meetings during 2011 separately in executive session without any members of management present. The Company’s Corporate Governance Guidelines provide that the presiding director at each such session is the Chairman of the Board or lead director, or in his or her absence, the person the Chairman of the Board or lead director so appoints. The Chairman of the Board currently presides over executive sessions of the non-management directors.

Committees

The Board of Directors has an Audit Committee, an Organizational Development & Compensation Committee and a Nominating/Governance Committee.

Audit Committee.    The Audit Committee, whose Chair is Dr. Cowen and whose other current members are Mr. De Sole, Mr. Strobel and Mr. Todman, met 12 times during 2011. The Board of Directors has affirmatively determined that each current member of the committee is an “independent director” within the meaning of the applicable U.S. Securities and Exchange Commission (“SEC”) regulations, the applicable NYSE rules and the Company’s Corporate Governance Guidelines. Further, the Board of Directors has affirmatively determined that each of Dr. Cowen, Mr. Strobel and Mr. Todman is qualified as an “audit committee financial expert” within the meaning of the applicable SEC regulations.

The Audit Committee assists the Board of Directors in fulfilling its fiduciary obligations to oversee:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent registered public accounting firm;

•	the performance of the Company’s internal audit function and independent registered public accounting firm; and

•	the Company’s overall risk management profile and the Company’s process for assessing significant business risks.

In addition, the Audit Committee:

•	is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm;

•

has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission by employees of concerns regarding questionable accounting or audit matters; and

•	has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties.

Organizational Development & Compensation Committee.    The Organizational Development & Compensation Committee, whose Chair is Dr. Clarke and whose other current members are Ms. Cuthbert-Millett, Mr. Strobel, Mr. Todman and Mr. Viault, met seven times during 2011. The Board of Directors has affirmatively determined that each member of the committee is an “independent director” within the meaning of the applicable NYSE rules and the Company’s Corporate Governance Guidelines.

The Organizational Development & Compensation Committee is principally responsible for:

•	assisting the independent directors in evaluating the CEO’s performance and fixing the CEO’s compensation;

•	making recommendations to the Board with respect to incentive-compensation plans, equity-based plans and director compensation;

•	reviewing and approving the compensation for executives other than the CEO; and

•	assisting the Board in management succession planning.

Additional information on the Organizational Development & Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation is addressed below under the caption “Executive Compensation—Compensation Discussion and Analysis.”

Nominating/Governance Committee.    The Nominating/Governance Committee, whose Chair is Mr. Viault and whose other current members are Dr. Clarke, Mr. Conroy, Ms. Cuthbert-Millett, and Dr. Montgomery met four times during 2011. The Board of Directors has affirmatively determined that each member of the Nominating/Governance Committee is an “independent director” within the meaning of the applicable NYSE rules and the Company’s Corporate Governance Guidelines.

The Nominating/Governance Committee is principally responsible for:

•	identifying and recommending to the Board of Directors candidates for nomination or appointment as directors;

•	reviewing and recommending to the Board of Directors appointments to Board committees;

•	developing and recommending to the Board of Directors corporate governance guidelines for the Company and any changes to those guidelines;

•

reviewing, from time to time, the Company’s Code of Business Conduct and Ethics and certain other policies and programs intended to promote compliance by the Company with its legal and ethical obligations, and recommending to the Board of Directors any changes to the Company’s Code of Business Conduct and Ethics and such policies and programs; and

•	overseeing the Board of Directors’ annual evaluation of its own performance.

Each of the above committees acts under a written charter that is available under the “Corporate Governance” link on the Company’s website at www.newellrubbermaid.com and may be obtained in print without charge upon written request by any stockholder to the office of the Corporate Secretary of the Company at Three Glenlake Parkway, Atlanta, Georgia 30328.

Risk Oversight

The Board of Directors has assigned the oversight of risk management of the Company to the Audit Committee. As set forth in the Audit Committee Charter, the Audit Committee oversees the Company’s overall risk management profile and the Company’s process for assessing significant business risks. The Audit Committee reports to the full Board of Directors at least annually regarding the Committee’s findings. Specifically, the Audit Committee:

•

reviews and discusses with management, the Company’s internal auditors and the Company’s independent auditors (i) the Company’s guidelines and policies to govern risk assessment and risk management, including the risk of fraud, (ii) the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and guidelines, and (iii) the status of the security for the Company’s electronic data processing information systems and the general security of the Company’s people, assets, and information systems;

•

meets or consults with other committees of the Board, as appropriate, to discuss and review the Company’s potential major risk exposures, including but not limited to consultation with the Organizational Development & Compensation Committee to ensure the Company’s compensation programs do not promote excessive risk taking and are not reasonably likely to have a material adverse effect on the Company; and

•

requests management, the Company’s internal auditors and the Company’s independent auditors to identify significant financial risk exposures of the Company and reviews and discusses with management and the independent auditors management’s steps to minimize such financial risk exposures, including reviewing the status of the Company’s financial instruments.

Director Nomination Process

The Nominating/Governance Committee is responsible for identifying and recommending to the Board of Directors candidates for directorships. The Nominating/Governance Committee considers candidates for Board membership who are recommended by members of the Nominating/Governance Committee, other Board members, members of management and individual stockholders. Once the Nominating/Governance Committee has identified prospective nominees for director, the Board is responsible for selecting such candidates. The Board considers candidates for director who are free of conflicts of interest or relationships that may interfere with the performance of their duties.

As set forth in the Corporate Governance Guidelines, the Board seeks to identify as candidates for director a diverse group of persons from various backgrounds and with a variety of life experiences, a reputation for integrity and good business judgment and experience in highly responsible positions in professions or industries relevant to the conduct of the Company’s business. In selecting director candidates, the Board takes into account the current composition and diversity of the Board (including diversity with respect to race, gender and ethnicity) and the extent to which a candidate’s particular expertise and experience will complement the expertise and experience of other directors. The Board has implemented this policy by establishing a set of directors whose makeup includes eight former CEOs or senior executives of large public companies, at least seven who have extensive international experience, one African-American, two women, one who was born and raised outside the United States and two academics. The Board assesses the effectiveness of this policy by conducting an annual review of its own performance to determine whether the Board and the Nominating/Governance Committee are functioning effectively and in compliance with this policy. The Nominating/Governance Committee is responsible for organizing and overseeing the review process and for soliciting the input of all of the directors. From time to time, the Nominating/Governance Committee has engaged the services of global executive search firms to assist the Nominating/Governance Committee and the Board of Directors in identifying and evaluating potential director candidates.

A stockholder who wishes to recommend a director candidate for consideration by the Nominating/ Governance Committee should submit such recommendation in writing to the Nominating/Governance Committee at the address set forth below under “Communications with the Board of Directors.” A candidate recommended for consideration must be highly qualified and must be willing and able to serve as a director. Director candidates recommended by stockholders will receive the same consideration given to other candidates and will be evaluated against the criteria outlined above.

Communications with the Board of Directors

The independent members of the Board of Directors have adopted the Company’s “Procedures for the Processing and Review of Stockholder Communications to the Board of Directors,” which provide for the processing, review and disposition of all communications sent by stockholders or other interested persons to the Board of Directors. Stockholders and other interested persons may communicate with the Company’s Board of Directors or any member or committee of the Board of Directors by writing to them at the following address:

Newell Rubbermaid Inc.

Attention: [Board of Directors]/[Board Member]

c/o Corporate Secretary

Newell Rubbermaid Inc.

Three Glenlake Parkway

Atlanta, Georgia 30328

Communications directed to the independent or non-management directors should be sent to the attention of the Chairman of the Board or the Chair of the Nominating/Governance Committee, c/o Corporate Secretary, at the address indicated above.

Any complaint or concern regarding financial statement disclosures, accounting, internal accounting controls, auditing matters or violations of the Company’s Code of Ethics for Senior Financial Officers should be sent to the attention of the General Counsel at the address indicated above or may be submitted in a sealed envelope addressed to the Chair of the Audit Committee, c/o General Counsel, at the same address, and labeled with a legend such as: “To Be Opened Only by the Audit Committee.” Such accounting complaints will be processed in accordance with procedures adopted by the Audit Committee. Further information on reporting allegations relating to accounting matters is available under the “Corporate Governance” link on the Company’s website at www.newellrubbermaid.com.

Code of Ethics

The Board of Directors has adopted a “Code of Ethics for Senior Financial Officers”, which is applicable to the Company’s senior financial officers, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller. The Company also has a separate “Code of Business Conduct and Ethics” that is applicable to all Company employees, including each of the Company’s directors and officers. Both the Code of Ethics for Senior Financial Officers and the Code of Business Conduct and Ethics are available under the “Corporate Governance” link on the Company’s website at www.newellrubbermaid.com. The Company posts any amendments to or waivers of its Code of Ethics for Senior Financial Officers or to the Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors or executive officers) at the same location on the Company’s website. In addition, copies of the Code of Ethics for Senior Financial Officers and of the Code of Business Conduct and Ethics may be obtained in print without charge upon written request by any stockholder to the office of the Corporate Secretary of the Company at Three Glenlake Parkway, Atlanta, Georgia 30328.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Various Company policies and procedures, which include the Code of Business Conduct and Ethics (applicable to all executive officers and non-employee directors), the Code of Ethics for Senior Financial Officers and annual questionnaires completed by all Company directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. Pursuant to its charter, the Company’s Nominating/Governance Committee considers and makes recommendations to the Board of Directors with respect to possible waivers of conflicts of interest or any other provisions of the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers. Pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Governance Committee also annually reviews the continuing independence of the Company’s nonemployee directors under applicable law or rules of the NYSE and reports its findings to the Board of Directors in connection with its independence determinations.

When the Nominating/Governance Committee learns of a transaction or relationship that may constitute a conflict of interest or may cause a director not to be treated as independent, the Committee determines if further investigation is required and, if so, whether it should be conducted by the Company’s legal, internal audit or other staff or by outside advisors. The Committee reviews and evaluates the transaction or relationship, including the results of any investigation, and makes a recommendation to the Board of Directors with respect to whether a conflict or violation exists or will exist or whether a director’s independence is or would be impaired. The Board of Directors, excluding any director who is the subject of the recommendation, receives the report of the Nominating/Governance Committee and makes the relevant determination. These practices are flexible and are not required by any document.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2011, Dr. Clarke, Ms. Cuthbert-Millett, Mr. Strobel, Mr. Todman and Mr. Viault served on the Organizational Development & Compensation Committee. No member of the Organizational Development & Compensation Committee was, during 2011, an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. During 2011, none of the Company’s executive officers served on the board of directors or the compensation committee of any other entity, any officers of which served either on the Company’s Board of Directors or its Organizational Development & Compensation Committee.

ORGANIZATIONAL DEVELOPMENT &

COMPENSATION COMMITTEE REPORT

The Organizational Development & Compensation Committee of the Board of Directors has furnished the following report to the stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The Organizational Development & Compensation Committee of the Company states that the Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement.

Based upon the review and discussions referred to above, the Organizational Development & Compensation Committee recommended to the Board of Directors that the Company’s Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the members of the Organizational Development & Compensation Committee:

Thomas E. Clarke, Chair

Elizabeth Cuthbert-Millett

Steven J. Strobel

Michael A. Todman

Raymond G. Viault

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the material elements of the compensation of the Company’s named executive officers and describes the objectives and principles underlying the Company’s executive compensation program and decisions made in 2011. For 2011, our named executive officers are:

•	Michael B. Polk, President and Chief Executive Officer;

•	Mark D. Ketchum, Former President and Chief Executive Officer;

•	Juan R. Figuereo, Executive Vice President and Chief Financial Officer;

•	Jay D. Gould, President, Home & Family;

•	William A. Burke, III, President, Tools, Hardware & Commercial Products (beginning January 1, 2012, President—Newell Professional); and

•	G. Penny McIntyre, President, Office Products (beginning January 1, 2012, President—Newell Consumer).

2011 Highlights

2011 was a year of transition for the Company. Mr. Ketchum retired after more than five years as President and Chief Executive Officer, and Mr. Polk replaced him in July 2011. In October 2011, the Company initiated Project Renewal, a global initiative designed to reduce the complexity of the organization and increase investment in the most significant growth platforms and growth geographies within the business. The Company also made progress on its European Transformation Plan, a program designed to simplify and centralize its European business. Throughout the year the Company continued to launch and support numerous innovative products such as Paper Mate®’s InkJoy® line of writing instruments, the Rubbermaid® Reveal™ Microfiber Spray Mop, the Rubbermaid® Commercial Products HYGEN Clean Water System, and Graco’s® Smart Seat™ All-In-One Car Seat.

Other highlights from 2011 include:

•	a net sales increase of 3.6% to $5.86 billion, reflecting an increase in core sales of 1.8% with most of the core sales increase coming in the second half of the year;

•	an increase in normalized EPS;

•	a 60% increase in the quarterly dividend from $0.05 to $0.08; and

•	commenced a $300 million stock repurchase program in August 2011.

In addition, performance-based RSUs that were granted in 2009 paid out at 130% of target in February 2012 because the Company’s total shareholder return, or TSR, over the three-year period of January 1, 2009 to December 31, 2011 ranked 8th out of its custom comparator group of 23 companies. With respect to the Management Cash Bonus Plan (the “Bonus Plan”), the 2011 results led to a bonus payout of 49.3% of target for Corporate executives, and 42.6%, 43.6%, and 24.7% of target for Office Products Group, Tools, Hardware & Commercial Products Group and Home & Family Group executives, respectively.

At the 2011 Annual Meeting of Stockholders, the advisory vote on executive compensation was approved by nearly 88% of shares voted. The level of support on the advisory vote was considered by the Committee and supported its decision to not make any significant changes to the compensation program during 2011. However, during 2012, the Committee intends to undertake a comprehensive review of its compensation program to ensure that it is aligned with the long-term strategy of the Company and reflects an appropriate pay-for-performance culture. The Organizational Development & Compensation Committee will continue to ensure that a significant portion of compensation is in the form of “at-risk” performance-based compensation—consisting of long-term equity awards and the annual incentive under the Bonus Plan.

As a first step in this process, the Committee revised the Long-Term Incentive Plan, or LTIP, for 2012 to increase the percentage of performance-based RSUs awarded to participants. As a result, in February 2012, participants received an LTIP award consisting of 60% performance-based RSUs and 40% time-based RSUs. Mr. Polk’s award was even more heavily weighted towards performance with 70% of his award value consisting of performance-based RSUs and 30% time-based RSUs. The use of options under the LTIP was suspended.

2011 Compensation Program Stability

The Committee made several significant changes to its compensation programs in recent years in light of the challenges posed by global economic conditions, and in order to enhance alignment of compensation and performance and address evolving standards of compensation practices. In 2011, however, the Committee primarily monitored existing programs in order to ensure they promoted the Company’s executive compensation objectives described below.

Motivate executives to meet or exceed Company performance goals.    A significant portion of an executive’s total compensation is directly tied to achieving the Company’s performance goals. Each year, the Committee reviews the performance goals and modifies them as appropriate to reflect the Company’s current business objectives and strategies.

Reward individual performance and contributions.    The individual performance evaluation of each executive officer, together with the executive’s contribution to Company performance, generally affects most aspects of each executive’s compensation. For example, individual performance is typically considered in determining an executive’s annual salary, which, in turn, impacts the amount of incentive compensation that the executive could have earned for meeting or exceeding annual performance goals under the Bonus Plan. Annual salary also influences the number of restricted stock units (“RSUs”) and stock options that are granted to the executive under the LTIP. In addition, the CEO considers the individual performance of his direct reports when recommending adjustments, if any, to the grant value for the executive under the LTIP.

Link the financial interests of executives and stockholders.    In 2011, the Committee used time-based and performance-based RSUs and stock options to provide long-term incentive compensation and to link the financial interests of its executives with those of its stockholders.

Attract and retain the best possible executive talent.    Successful recruiting and retention of talented executives requires the Company to pay compensation at a competitive level. To do that, the Company obtains information about compensation practices of its relevant competitors, and in 2011, the Company used compensation information compiled from two separate comparator groups.

Determination of Executive Officer Compensation

Summarized in the table below are roles and responsibilities for executive compensation:

Organizational Development & Compensation Committee

•     Reviews and recommends to the independent Board members the CEO’s annual compensation, including salary, bonus and long-term incentives.

•     Approves the annual compensation for all executive officers other than the CEO.

•     Reviews and sets performance goals under the Bonus Plan and LTIP.

•     Reviews and approves awards (including the terms and conditions of such awards) under the Bonus Plan and LTIP for all executive officers other than the CEO.

•     Approves any severance agreements, change in control agreements or similar agreements between the Company and its executive officers other than the CEO.

Independent Board Members	• Approve the CEO’s annual compensation, including salary, bonus, and long term incentive compensation.

Committee Consultant—Frederic W. Cook & Co., Inc.

•     Assists the Committee in reviewing the effectiveness and competitiveness of the Company’s executive compensation programs and policies.

•     Makes recommendations regarding executive compensation consistent with the Company’s business needs, pay philosophy, market trends, and the latest legal and regulatory considerations.

•     Provides market data as background to decisions regarding CEO and senior executive base salary and annual and long-term incentives.

•     Advises the Committee regarding executive compensation best practices.

•     Maintains independence by providing no other services to the Company.

CEO

•     Recommends to the Committee, in the case of other executive officers, base salary amounts and equity awards and participates in the development of annual Company performance goals under the Bonus Plan.

Other Executives

•     The CEO’s management team plays a prominent role in gathering information for, and by participating in meetings of, the Committee.

•     The CEO works with the Executive Vice President-Human Resources regarding recommendations on base salary amounts and equity awards for executives other than the CEO using competitive market data.

•     The Chief Financial Officer assists in developing recommendations on annual performance goals and determining whether financial performance goals were attained by the Company or the applicable business unit under the Bonus Plan and LTIP.

In making compensation decisions, the Committee considers a number of factors including competitive market data, competitive philosophy, individual and Company performance, skills, experience, complexity of role, and internal equity. The Committee does not use a predetermined formula to make its decisions but takes into account all the above factors. At the 2011 Annual Meeting of Stockholders, the advisory vote on executive compensation was approved by nearly 88% of shares voted. The level of support on the advisory vote was considered by the Committee and supported its decision to not make any significant changes to the compensation program in 2011. Despite the lack of program changes in 2011, the Committee continued to ensure that pay-for-performance principles were appropriately reflected in the Company’s compensation programs.

Pursuant to Section 14A of the Exchange Act, the Company is required to submit to stockholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers. The current frequency of the advisory vote on executive compensation is annually with a vote being held at our 2012 annual meeting. See “Proposal 4—Advisory Vote on Executive Compensation.” The next such vote will occur at our 2013 annual meeting of stockholders.

Appointment of Michael Polk as President and CEO

In 2011, the Company appointed Michael B. Polk as President and CEO. Mr. Polk came to the Company with extensive experience in global marketing and brand development and was successful in leading multi-billion dollar global brands and managing diverse product categories across complex geographies. He was most recently President of Global Foods, Home & Personal Care at Unilever, where he was responsible for the development, innovation and marketing of Unilever’s entire $64 billion portfolio of categories and brands and was also a member of Unilever’s Executive Board. In addition, Mr. Polk spent 16 years at Kraft Foods. His last two positions at Kraft were President, Asia Pacific Region, Kraft Foods International and President, Nabisco Biscuit & Snacks, Kraft Foods North America. Mr. Polk also has served on Newell Rubbermaid’s Board of Directors since November 2009.

Mr. Polk’s compensation arrangement (“Compensation Arrangement”) was the result of arm’s-length negotiation between representatives of Mr. Polk and members of the Board, who received advice and input from Frederic W. Cook & Co., Inc. The Board reviewed competitive market data on CEO compensation using the same approach described below as well as an independent evaluation of the compensation that Mr. Polk would forfeit upon leaving his employer. In developing the Compensation Arrangement for Mr. Polk, the Board considered the same executive compensation objectives and competitive positioning used for other executives and was mindful of the substantial amount of long-term compensation that he would be foregoing at his former employer. As a result, Mr. Polk’s Compensation Arrangement addresses both ongoing and transition compensation.

Mr. Polk’s ongoing Compensation Arrangement includes:

•	Base salary of $1,200,000, with no salary increase prior to April 2014.

•	An annual bonus opportunity under the Bonus Plan, with a target payout equal to 135% of base salary and a maximum payout equal to 270% of base salary.

•	Participation in the Company’s LTIP beginning in 2012, with the value of his award at time of issuance ranging between 385% and 575% of his base salary, with a target of 480% of his base salary.

•	A monthly stipend of $3,000 in lieu of all perquisites other than an executive physical, the cost of which will be paid by the Company, and up to $165,000 for personal use of Company aircraft.

•	Eligibility to participate in the Company’s 2008 Deferred Compensation Plan (the “2008 Plan”), including the SERP Cash Account component of the 2008 Plan.

•

Participation in the Company’s medical and dental coverage, with eligibility to continue such coverage at COBRA rates until Medicare eligibility is achieved in the event of his retirement as Chief Executive Officer on or after age 55.

In addition, as more fully described under “Potential Payments Upon Termination or Change in Control of the Company—Employment Security Agreements”, the Company entered into an Employment Security Agreement, or ESA, with Mr. Polk pursuant to which he is entitled to a lump sum severance payment upon a qualified termination following a change in control equal to three times his base salary and target bonus and a pro-rata portion of his bonus for the year of termination, plus other benefits. Mr. Polk’s ESA does not provide for any tax gross-up.

Mr. Polk’s Compensation Arrangement also provides that, in the event he is involuntarily terminated prior to a change in control (except for good cause or a violation of the Company’s Code of Business Conduct and Ethics) or resigns for good reason (as such terms are defined in the ESA), he will be entitled to the following benefits: (i) salary continuation payments for two years, but with all remaining payments paid in a lump sum by the March 15th after the year of termination; (ii) a lump sum cash payment for COBRA continuation of medical and dental coverage for two years equal to the difference between the COBRA premium and coverage rates for active employees; (iii) a pro-rata portion of his annual cash bonus under the Bonus Plan for the year of termination; (iv) vesting of the balance of his SERP Cash Account (including interest accrued thereon); (v) vesting of the transition time-based RSUs described below; (vi) retention of the transition performance-based RSUs described below to the extent not already vested; and (vi) vesting of the stock options described below with a one year exercise window.

Mr. Polk’s 2011 compensation included his base salary, benefits, sign-on awards, and an employment transition award with a value of approximately $15 million, including approximately $10 million in value of performance-based RSUs and $5 million in value of time-based RSUs. As described below, the vesting of the performance-based RSUs is directly tied to increases in the Company’s stock price. The transition award was negotiated with Mr. Polk to compensate him for long-term incentives that he would forfeit by accepting employment with the Company, and the Committee believes the award was critical to induce Mr. Polk to accept employment with the Company. The employment transition award is subject to forfeiture in the event of a termination of Mr. Polk’s employment for cause or by Mr. Polk without good reason.

The primary elements of Mr. Polk’s 2011 transition compensation are:

•

For 2011, in light of annual incentive awards substantially earned and foregone at his prior employer, Mr. Polk was entitled to a bonus based on a full year of base salary, with such bonus to not be less than 90% of target payout, or $1,458,000.

•	A one-time cash payment in the amount of $86,900 in lieu of expenses related to the home sale and moving expense reimbursement provisions of the Company’s relocation program.

•

A cash signing bonus of $1,100,000, subject to reimbursement if he is involuntarily terminated for good cause or violation of the Company’s Code of Business Conduct and Ethics or voluntarily terminates his employment other than for good reason prior to July 18, 2012.

•	A one-time grant of stock options, subject to three-year cliff vesting, with an initial value of $1,100,000 (based on the Company’s Black-Scholes valuation method).

•

A one-time transition award consisting of (A) 338,524 time-based RSUs, 50% of which vested on December 30, 2011, 25% of which vest on July 18, 2012, and the remaining 25% of which vest on July 18, 2013, and (B) 677,048 performance-based RSUs, which, subject to the condition that the award may not vest earlier than July 18, 2013 or after July 18, 2018, shall become 50% vested when the Company’s average closing stock price for any twenty continuous trading day period equals or exceeds $16.25, an additional 25% which shall vest when such price equals or exceeds $17.72, and the remaining 25% which shall vest when such price equals or exceeds $18.46. These performance thresholds represent stock price increases of 10%, 20% and 25%, compared to the average closing price over the 10 trading days prior to the announcement of his appointment. Subsequent to the year ended December 31, 2011, each of the applicable stock price performance thresholds was achieved.

The Board believes that the compensation package provided to Mr. Polk is reflective of the talent and experience he brings to the Company and is designed to balance an appropriate mix of medium and long-term incentives with a substantial portion of the compensation tied to stock price appreciation, and therefore, directly link pay and performance.

Competitive Market Data

Custom Comparator Group

For 2011, the Company used a custom comparator group consisting of companies that participate in the various consumer and commercial products industries in which the Company competes. The companies in the custom comparator group represent the Company’s principal competitors for executive talent and reflect companies of similar size, global presence, business complexity and brand recognition. Please see page 33 for a list of the companies in the custom comparator group.

Multiple Industry Index Comparator Group

For 2011, the Company also used compensation information compiled from a multiple industry index of 133 companies. This index includes companies both inside and outside of the consumer products industry in which the Company operates with annual revenues ranging from $3 billion to $12 billion. For 2011, the Company chose to utilize the multiple industry index, in addition to the Company’s custom comparator group, in order to provide a larger pool of data for a more statistically relevant comparison of compensation levels and pay practices. Please see pages 33-34 for a list of the companies in the multiple industry index comparator group.

The Company periodically obtains surveys of the compensation practices of companies in both comparator groups and compares the Company’s executive compensation components with those of the comparator groups. In 2011, the Company used compensation information about the comparator groups as guidance for decisions regarding:

•	the mix of executive compensation that is annual or long-term;

•	the portion of total compensation that is equity or cash; and

•	levels of salary, annual incentive opportunities and long-term incentive opportunities.

For purposes of evaluating relative total shareholder return for performance-based RSUs awarded under the LTIP, the Company uses only the custom comparator group as the most relevant businesses against which the Company competes.

Competitive Philosophy

Each element of the compensation program complements the others and, together, are intended to achieve the Committee’s principal compensation objectives. When decisions about compensation for an executive officer are made, the impact on the total value of all these elements of compensation for the individual is considered. The Committee annually reviews a summary report, or “tally sheet,” which identifies each element of the compensation paid to each executive officer. The Committee uses the summary report to review the overall pay and benefit levels and provide additional perspective on how the executive compensation program meets the compensation objectives.

The Summary Compensation Table shows the compensation of each named executive officer for the fiscal year ended December 31, 2011. The “Total Compensation” amount shown on the Summary Compensation Table differs from what the Committee views as relevant to its decisions about executive compensation. For example, while retirement benefits constitute a key component of the competitive compensation package offered to executives, and the design and cost of these programs and the benefits they provide are carefully considered, due to the numerous variables involved in calculating their present value, retirement benefits are not viewed as a meaningful measure of annual executive compensation.

For executives, including the named executive officers, as a group, the Committee views the following comparator group percentiles as an indication of the competitive annual compensation level for its executives:

•	50th percentile for base salary;

•	65th percentile for aggregate annual incentive opportunities; and

•	50th percentile for annual long-term incentive opportunities.

Short-term incentive opportunities are targeted at a level higher than the 50th percentile in order to provide a more attractive opportunity that rewards and incent annual performance, which, in turn, encourages efforts to increase stockholder value.

An individual executive’s compensation may vary from these percentiles due to individual performance and other factors, including the breadth of the executive’s responsibility, internal equity, the circumstances surrounding the executive’s initial hiring or promotion to a position with increased responsibilities and the desire to promote executive retention.

Consideration of Individual Performance

The CEO recommends to the Committee, in the case of other executive officers, base salary amounts, equity awards and annual performance goals under the Bonus Plan. As part of the Company’s annual performance evaluation process, each year the CEO and each other executive officer establish that individual’s performance objectives for the coming year. These performance objectives are not intended to be rigid or formulaic, but rather serve as the framework upon which the CEO evaluates the executive officer’s overall performance. The CEO’s evaluation of an executive officer’s performance relative to these objectives is inherently largely subjective, involving a high degree of judgment based on the CEO’s observations of, and interaction with, the executive throughout the year. No single performance objective or group of objectives is material to the CEO’s evaluation of the executive officer’s performance.

At the beginning of the year, the Committee recommends to the independent members of the Board the CEO’s individual performance objectives. The Committee’s method of evaluation of the CEO’s performance is substantially similar to that used by the CEO to evaluate the other executive officers. As such, the CEO’s performance objectives are not intended to be rigid or formulaic, but rather serve as the framework upon which the Committee evaluates the CEO’s performance. The Committee’s evaluation of the CEO’s overall performance relative to these objectives is inherently largely subjective, involving a high degree of judgment. No single performance objective or group of objectives is material to the Committee’s evaluation of the CEO’s performance. For 2011, the individual performance of Mr. Ketchum as CEO did not play a significant role in his compensation as he announced his retirement early in 2011. As such, Mr. Ketchum did not receive a salary increase or a LTIP award in 2011.

Key Elements of Executive Compensation

Salary

Salaries provide executives with a base level of income. In setting salaries, the Committee uses the 50th percentile as the general target for an executive’s position. However, salaries of individual named executive officers may be above or below those levels, reflecting individual performance, responsibilities and other relevant factors including breadth, scope and complexity of responsibilities, prior compensation and internal equity. The relative importance of each of these factors varies from executive to executive and from year to year.

The Committee generally sets annual salaries in February. In February 2011, the Committee approved salary increases for Mr. Figuereo of $25,000, or 4.8%, and Ms. McIntyre of $35,000, or 7.1%. In lieu of a salary increase, Mr. Burke and Mr. Gould each received a lump sum payment of $15,000. The foregoing lump sum payments are a way for the Committee to provide an executive with additional compensation to recognize current year performance without unduly adding to base salary, thus increasing his or her bonus eligible earnings used to calculate future year bonus payments, if any, under the Bonus Plan. However, the foregoing lump sum payments are included as bonus eligible earnings (as additional base salary) to determine the amount of the current year bonus payment, if any, under the Bonus Plan.

In November 2011, in connection with the implementation of Project Renewal, Mr. Burke received a salary increase of $20,000, or 3.7% and Ms. McIntyre received an additional salary increase of $55,000, or 10.5%. Mr. Burke and Ms. McIntyre also received lump sum payments of $35,000 and $25,000, respectively. This additional compensation was deemed appropriate as Mr. Burke and Ms. McIntyre would be assuming responsibility for significantly larger businesses as the President—Newell Professional and President—Newell Consumer, respectively, following the implementation of Project Renewal effective January 1, 2012. Pursuant to Project Renewal, the Company reduced the number of Global Business Units from 13 to nine and operating groups from three to two.

The Committee considered the foregoing one-time lump sum payments to Mr. Burke and Ms. McIntyre associated with increased responsibilities to be more appropriate than an actual salary increase. The foregoing lump sum payments, therefore, will not increase future year bonus payments under the Bonus Plan. However, the foregoing lump sum payments were treated as bonus eligible earnings (as additional base salary) to determine the amount of their current year bonus payments under the Bonus Plan.

The named executive officers’ salaries range from the 48th percentile to the 73rd percentile for similar positions of executives in the comparator groups.

Annual Incentive Compensation

The annual incentive program under the Bonus Plan is designed to reward performance that supports short-term performance goals. A cash bonus, measured as a percentage of the executive’s salary, is paid based on the extent to which the performance goals are achieved. If a performance goal is met at the target level, the target bonus is generally paid for that goal. Performance above the target results in payment of a higher percentage of salary up to a pre-established maximum, depending on participation levels and the achievement of the other performance goals. Performance below the target generally results in a lower bonus payment for that goal if a minimum threshold is met, or no payment if the minimum threshold is not met.

For 2011, the Company performance goals for cash bonus payments to the named executive officers were based on the Company’s Earnings per Share, Sales and Cash Flow. Earnings per Share and Sales growth goals incent profitable growth of the Company and the Cash Flow goal promotes the overall health and efficiency of operations. In the case of those named executive officers who served as Group Presidents during 2011 (Ms. McIntyre and Messrs. Burke and Gould), the goals were based 50% on the overall Company performance goals and 50% on their individual Group’s performance goals in order to align their interests with the success of the overall Company. In the case of each of the other named executive officers (Messrs. Ketchum, Figuereo and Polk), the goals were based 100% on overall Company performance goals. The relative weight assigned under the Bonus Plan to each performance goal for 2011 for each named executive officer appears in the table below.

2011 Bonus Plan: Relative Percentage Assigned to Each Performance Goal

Performance Goal	Mark D. Ketchum	Michael B. Polk	Juan R. Figuereo	Jay D. Gould	William A. Burke	G. Penny McIntyre
Company Performance Measures
Sales	40%	40%	40%	20%	20%	20%
Earnings Per Share	35%	35%	35%	17.5%	17.5%	17.5%
Operating Cash Flow	25%	25%	25%	12.5%	12.5%	12.5%
Group Performance Measures
Group Operating Income	—		—	20%	17.5%	17.5%
Group Sales	—		—	17.5%	20%	20%
Group Cash Flow	—		—	12.5%	12.5%	12.5%

Compared to 2010, for 2011 the Company increased the weighting of Sales from 35% to 40% and reduced the weighting of Earnings per Share from 40% to 35%. The continued emphasis on Sales was intended to drive sales growth and share gains in the persistent sluggish economic environment. The weighting of Sales has risen from 15% in 2009 to its current 40%, in response to core sales declines in two of the three years preceding 2011. As in the prior year, the Committee set what it considered to be a “stretch” target for sales growth. In order to achieve the Sales target, Sales for 2011 would have to be $5,940.9 million, an increase of approximately 5% over 2010.

For purposes of measuring attainment of the overall Company performance goals in 2011:

•	the Earnings per Share goal excludes the effects of restructuring charges, one-time charges and other items and is generally based upon what the Company reports as “Normalized” Earnings per Share;

•	the Sales goal is total net sales, excluding differences resulting from actual exchange rates in 2011 differing from 2010 exchange rates; and

•	the Operating Cash Flow goal is based on the same amount as the Company reports as Operating Cash Flow.

For purposes of measuring attainment of the Group performance goals in 2011:

•	the Group Operating Income goal excludes restructuring and other charges and includes foreign exchange gains and losses;

•	the Group Sales goal is total net sales, excluding differences resulting from actual exchange rates in 2011 differing from 2010 exchange rates; and

•

the Group Cash Flow goal is Group Operating Income as described above, less cash used for restructuring activities and capital expenditures and adjusted for certain working capital items, including inventory.

Bonus payments are made only on the Committee’s determination that the performance goals for the year were achieved. The overall Company targets used under the Bonus Plan for 2011 are summarized below:

2011 Bonus Plan: Overall Company Performance Targets

Performance Goal	Target	Actual Performance
Earnings per Share	$1.60	$1.57
Sales	$5,941 million	$5,760 million
Operating Cash Flow	$600 million	$561 million

“Normalized” earnings per share for 2011 as reported by the Company were $1.59. “Normalized” earnings per share used for bonus plan calculation purposes was $1.57, with the $.02 difference reflecting costs associated with the CEO transition anticipated at the time targets were established in March 2011. The actual performance for Sales excludes sales increases attributable to changes in exchange rates, which totaled $104.4 million for 2011 compared to 2010.

The Group target goals for 2011 (expressed as a percentage change over the comparable measure for 2010) for the named executive officers are summarized below:

Performance Goal	Target	Actual Performance
Office Products
Operating Income	+6.5%	+4.2%
Net Sales	+4.0%	+1.5%
Cash Flow	+2.1%	-41.6%
Home & Family
Operating Income	+11.6%	+10.6%
Net Sales	+4.5%	-0.8%
Cash Flow	+27.9%	-0.1%
Tools, Hardware & Commercial Products
Operating Income	+10.9%	-9.7%
Net Sales	+6.5%	+6.2%
Cash Flow	+7.4%	-16.4%

Attainment of the target indicated above for each of these measures would have generally resulted in a bonus payout equal to 100% of the target cash bonus. The maximum payout for each measure was equal to 200% of the target cash bonus. The Bonus Plan does not provide for discretion to waive pre-established goals, although the Committee has the discretion to reduce the amount otherwise payable for each performance goal.

For 2011, the amount of bonus under the Bonus Plan paid to each named executive officer appears in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, except for Mr. Polk whose bonus appears in the “Bonus” column of the Summary Compensation Table. The table below shows bonus payouts for 2011 to the named executive officers as a percentage of target opportunity and as a percentage of base salary.

Name	Target as % of Base Salary	Actual % of Target Opportunity Paid	Actual % of Base Salary Paid
Mark D. Ketchum	130%	49.3%	64.1%
Michael B. Polk	135%	90.0%	121.5%
Juan R. Figuereo	80%	49.3%	39.4%
Jay D. Gould	80%	24.7%	19.8%
William A. Burke	80%	43.6%	34.9%
G. Penny McIntyre	80%	42.6%	34.1%

Differences in the relative performance against goals for the Groups account for the differing actual payout percentages shown for the Group Presidents. Additional information appears in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns of the Grants of Plan-Based Awards table. In addition, because he retired effective June 30, 2011, Mr. Ketchum earned only 50% of his base annual salary in 2011, therefore reducing the amount of his bonus. Also, pursuant to Mr. Polk’s Compensation Arrangement, his bonus payment for 2011 could not be less than 90% of his target bonus percentage (135% of his full year base salary ($1,200,000)), or $1,458,000. For purposes of the foregoing table, the actual percentages of base salary paid were determined using Mr. Polk’s full year base salary and, with respect to Messrs. Gould and Burke and Ms. McIntyre, all bonus eligible earnings (including, therefore, lump sums in lieu of merit increase and Project Renewal bonus).

In authorizing the payouts under the Bonus Plan for 2011, the Committee noted that despite a continuing challenging economic environment, the Company delivered core sales growth, normalized EPS growth and strong operating cash flow while implementing major strategic initiatives such as the European Transformation Plan and Project Renewal and transitioning to a new CEO.

The Company believes that the cash bonuses it paid for 2011 to each named executive officer served the Company’s goals to:

•	motivate each of them to achieve Company performance goals and enhance shareholder value; and

•

allow the Company to retain their services because it provided each of them with the opportunity to receive a cash bonus at a competitive level based on the Company’s review of annual incentive and overall compensation paid by the companies in the Company’s comparator groups.

For 2012, the Committee revised the Bonus Plan to focus 100% on Company performance, and, therefore, the use of Group performance metrics was eliminated. Thus, for 2012, Group, Corporate and GBU personnel will be subject to the same company-wide performance metrics—sales, earnings per share and operating cash flow. This change was made to emphasize a One Newell Rubbermaid culture, encourage collaboration among executives and across businesses and enhance flexibility to make investment choices in the individual businesses in support of the Company’s overall business strategy.

Long-Term Incentive Compensation

Long-term incentive awards granted under the LTIP motivate executives to increase stockholder value over the long term and align the interests of executives with those of stockholders. Under the LTIP, the Committee sets a target award value for each executive (the “LTIP Award Value”) based on competitive data and internal equity. The LTIP Target Value is generally set at the median for aggregate long-term incentive opportunities for executives in similar positions in comparator group companies.

The CEO’s recommendation to the Committee for the other executive officers may include an adjustment to the target LTIP Award Value based upon the CEO’s evaluation of the executive officer’s performance. Similarly, when setting the CEO’s equity compensation, the independent members of the Board may adjust the CEO’s LTIP Award Value based upon the Board’s evaluation of the CEO’s performance. These adjustments are not typically significant.

The LTIP Award Values for each of the named executive officers receiving LTIP awards in 2011 were as follows: Mr. Figuereo $990,000; Mr. Gould $990,000, Ms. McIntyre $990,000; and Mr. Burke $935,000. Forty percent of the LTIP Award Value was provided in performance-based RSUs, 30% in non-qualified stock options and 30% in time-based RSUs. Each of these awards cliff vests on the third anniversary of the date of grant. The mix of the awards was driven by the Committee’s intent to have a significant percentage of long-term incentive awards tied directly to total shareholder return and incorporate retention incentive.

The performance-based RSUs are subject to the attainment of a relative total shareholder return performance goal. The holder of a performance-based RSU will not receive dividend equivalents at the time dividends are paid. Rather, all such dividend equivalents will be credited to an account for the holder, and will be paid only to the extent that the applicable performance criteria are met and the performance-based RSUs vest. At the end of the vesting period, the number of RSUs and related dividend equivalents, and thus the number of shares of common stock actually issued to the participant, will be adjusted depending on the level of achievement of the total shareholder return performance goal, up to a maximum of 200% of the initial number of performance-based RSUs granted and a minimum of 0% of the initial number of performance-based RSUs granted. Relative total shareholder return and number of performance-based RSUs earned is determined based on the Company’s ranking versus the custom comparator group companies as shown in the table below:

TSR Ranking	Multiplier*
1st	200%
6th	150%
11th	100%
16th	50%
Below 20th	0%

*	Interpolation is used if the Company’s ranking falls between the upper and lower comparator group TSR ranking.

Based upon the above criteria, the named executive officers identified below received the following grants in February 2011 under the LTIP:

Name	Stock Options	Time-Based RSUs	Performance-Based RSUs
Mr. Figuereo	38,571	15,091	20,122
Mr. Gould	38,571	15,091	20,122
Mr. Burke	36,429	14,253	19,004
Ms. McIntyre	38,571	15,091	20,122

Mr. Ketchum did not receive an LTIP award in February 2011 as he had previously announced his intention to retire as President and CEO. Mr. Gould’s awards were forfeited as a result of his separation from the Company on January 1, 2012.

In February 2012, the Committee increased the ratio of performance-based RSUs granted to participants under the LTIP and suspended the use of stock options. As a result, in 2012 participants received 60% of their LTIP award in the form of performance-based RSUs and 40% in time-based RSUs. The CEO’s award was even more heavily weighted towards performance with 70% of his award value consisting of performance-based RSUs and 30% time-based RSUs. The Committee believes the changes in the LTIP program will further enhance the Company’s pay-for-performance culture. With a significant portion of an executive’s pay directly linked to stock price performance over a three-year period, executives will be incented to build and develop businesses with a foundation of sustainable and long-term growth opportunities.

The named executive officers below received the following grants in February 2012 under the LTIP:

Name	Time-Based RSUs	Performance-Based RSUs
Mr. Polk	99,884	233,063
Mr. Figuereo	21,019	31,529
Mr. Burke	22,595	33,893
Ms. McIntyre	23,646	34,682

Grant Policies and Practices

The Company’s practice has been to make annual equity awards and award other incentive compensation to named executive officers at the time of regularly scheduled meetings of the Board of Directors or the Committee in February of each year. On occasion, the Company makes additional grants to named executive officers, typically in connection with their hiring or promotion or for retention purposes. The Company’s policy is that all equity awards will be made only at quarterly meetings of the Committee or the Board of Directors, which closely follow the release of the Company’s quarterly or annual financial results.

Incentive Compensation Recoupment Policy

Subject to the discretion and approval of the Board, the Company will require reimbursement and/or cancellation of any bonus or other incentive compensation, including equity-based compensation, awarded to an executive officer after January 1, 2010 where all of the following factors are present: (a) the award was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, (b) in the Board’s view, the executive engaged in fraud or willful misconduct that was a significant contributing cause to the need for the restatement, and (c) a lower award would have been made to the executive based upon the restated financial results. In each such instance, the Company will, to the extent permitted by applicable law and subject to the fiduciary duties of the Board, seek to recover the individual executive’s bonus award or other incentive compensation paid or issued to the executive officer in excess of the amount that would have been paid or issued based on the restated financial results. All executive officers have agreed to the terms of this policy.

Stock Ownership Guidelines

Executives and Outside Directors are expected to maintain ownership of Company stock equal to the following applicable market value:

CEO	5 times annual salary
CFO and Group Presidents	3 times annual salary
Other Direct Reports to the CEO	2 times annual salary
Outside Directors	3 times annual base retainer

Until their ownership level is met, executives are required to retain 75% of the net after-tax shares received from stock option exercises and the vesting of RSUs. All shares held directly or beneficially, including shares of time-based RSUs, and shares held under the Company’s 401(k) Savings and Retirement Plan, count toward attainment of these targets. Unexercised stock options and unvested performance-based RSUs are not counted.

Risk Management of Compensation Practices

The Committee considered, with the assistance of management and the independent compensation consultant, whether the Company’s compensation policies and practices in 2011 for its employees, including the named executive officers, would motivate inappropriate levels of risk taking that could have a material adverse effect on the Company. The Compensation Committee determined that there was no such material adverse effect. The Committee noted the following aspects of the executive compensation program that serve to mitigate any potential risk:

•	The program provides an appropriate balance between cash and equity compensation, fixed and variable compensation, and short-term and long-term compensation.

•	Bonus Plan payouts are based on a variety of performance metrics.

•	Bonus Plan and performance-based RSUs are capped at 200% of target.

•	The 2011 LTIP awards (consisting of stock options, time-based RSUs and performance-based RSUs) are subject to a three-year cliff vesting, thus promoting employee development and retention.

•

LTIP design and stock ownership guidelines link executives’ interests to increasing the value of the Company’s Common Stock over the long-term, thus aligning management’s interest with those of the Company’s stockholders.

•	Executive incentive awards are subject to an incentive recoupment policy.

•	The hedging and pledging of Company securities is prohibited.

Retirement Compensation

The Company provides its eligible executives with retirement benefits that are in addition to those provided to its employees generally in order to provide competitive benefits and assist in attracting and retaining key executives. These retirement benefits for named executive officers are provided using the Company’s Supplemental Executive Retirement Plan (“SERP”) and/or 2008 Deferred Compensation Plan (“2008 Plan”), depending upon the executive’s employment date and participation date in these plans.

If the executive was a participant in the SERP before January 1, 2007 (namely, Messrs. Ketchum, Burke and Gould), the executive participates in both the SERP and 2008 Plan. Under the 2008 Plan, the executive is credited with annual contribution amounts under his or her SERP Cash Account equal to 3% to 6% of annual compensation, depending on age and years of service. Under the SERP, the executive accrues an annual benefit at age 65 equal to a target percentage of his or her average annual compensation, reduced pro rata if credited service is less than 25 years, and is offset by benefits under the Company’s Pension Plan, Social Security and SERP Cash Account.

If the executive was not a participant in the SERP before January 1, 2007 (namely, Messrs. Polk and Figuereo and Ms. McIntyre), the executive participates only in the 2008 Plan. Under the 2008 Plan, the executive is credited with annual contribution amounts under his or her SERP Cash Account equal to (1) 3% to 6% of annual compensation over certain limits, depending on age and years of service and (2) 10% of annual compensation. The supplemental 10% contribution is provided in consideration for the executive not participating in the SERP.

Regarding vesting, each named executive officer must satisfy extended vesting requirements before becoming entitled to the retirement benefits. These extended vesting periods encourage executives to remain with the Company until retirement, with certain limited exceptions for early retirement at age 55. Mr. Polk will become fully vested in his SERP Cash Account upon reaching age 60 and will begin to partially vest with his sixth year of employment with the Company at 10% per year.

A more detailed discussion of the retirement benefits under the SERP and 2008 Plan appears under “Executive Compensation—Retirement Plans,” below.

Other Compensation

Executive officers are provided other benefits as part of the Company’s executive compensation program which the Committee believes are in line with competitive practices. See the “All Other Compensation” column of the Summary Compensation Table and the related footnotes and narrative discussion. In February 2011, the Committee decided to eliminate the leased vehicle program for executives as well as Company paid tax planning and preparation services in favor of a monthly cash stipend. In lieu of paying for these programs and services, the Company will pay the named executive officers a monthly cash stipend of $1,803. An executive will not receive the full amount of the stipend until the three-year lease on his or her vehicle expires or they choose to purchase the vehicle. Pursuant to the terms of his Compensation Arrangement, Mr. Polk receives a monthly stipend of $3,000 in lieu of these perquisites.

While the Company maintains corporate aircraft primarily for business travel, the Committee believes that it is often in the best interests of the Company from a productivity, safety and security concern that the CEO be permitted to use the aircraft for personal travel. At the time the Board appointed Mr. Ketchum as CEO in early 2006, Mr. Ketchum was retired. In order to facilitate Mr. Ketchum’s transition from retirement to CEO, he was permitted to use the corporate aircraft for the purpose of commuting to his primary home. Pursuant to his Compensation Arrangement, Mr. Polk is limited to personal use up to $165,000 annually, with any use in excess of such amount to be reimbursed by Mr. Polk to the Company. Other named executive officers may use the corporate aircraft for personal travel only in exceptional circumstances.

Additional benefits include:

•	Company contributions to the 401(k) Savings and Retirement Plan, including Company contributions that match employee deferrals as well as retirement savings contributions;

•	payment of life and long-term disability insurance premiums;

•	annual health examinations encouraged by the Company; and

•

assistance upon a new hire or transfer necessitating relocation, which includes reimbursement of various relocation expenses, a relocation allowance, a bonus for an early sale of the executive’s home, and tax assistance on certain taxable reimbursed expenses.

Retirement Guidelines

The Company has established retirement guidelines which provide for vesting and retention of the awards granted under the 2003 Stock Plan and 2010 Stock Plan and benefits provided under the Bonus Plan, SERP and 2008 Plan. In general, the guidelines assign points to a retired executive based on the sum of the executive’s age and completed years of service. The guidelines were established primarily in order to encourage uniform treatment of outstanding equity awards in the event of retirement, to reflect market practice and to reward long-term service to the Company. A more detailed discussion of the accelerated vesting and other benefits available under the retirement guidelines appears in the discussion of each plan under “Executive Compensation—Retirement Plans” and “Potential Payments Upon Termination or Change in Control of the Company,” below.

Deductibility of Compensation

Section 162(m) limits the deductibility of executive compensation paid to the CEO and to each of the three other most highly compensated officers (other than the chief financial officer) of a public company to $1 million per year. However, compensation that is considered qualified “performance-based compensation” generally does not count toward the $1 million deduction limit. Annual salary does not qualify as performance-based compensation under Section 162(m) due to its nature. Amounts paid under the Bonus Plan, stock options and equity awards subject to company performance criteria generally qualify as fully deductible performance-based compensation. Any equity awards (other than options) not based on company performance criteria are not likely to be fully deductible by the Company when the restrictions lapse and the shares are taxed as income to an executive officer while he or she is subject to Section 162(m). The Committee believes that most of the compensation paid to the named executive officers for 2011 will be deductible for federal income tax purposes. However, since Mr. Polk was entitled to a 2011 bonus under the Bonus Plan of not less than $1,458,000 pursuant to the terms of his Compensation Arrangement, and received a one-time signing bonus of $1,100,000 and time-based RSUs with a grant date fair value of $5,128,639 in connection with his hiring, such amounts are not deductible as performance-based compensation.

The Committee considers the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy and objectives. However, the Committee will not necessarily limit executive compensation to amounts deductible under Section 162(m), since the Committee desires to maintain the flexibility to structure compensation programs that attract and retain the best possible executive talent and meet the objectives of the Company’s executive compensation program.

Employment Agreements

The Company does not generally enter into formal employment agreements with its executive officers. In connection with hiring an executive officer, the Company does make written compensation offers and arrangements. It also has Employment Security Agreements, described below, with its executive officers, which apply only if there is a termination of employment following a change in control of the Company. Executive officers may also receive post-employment benefits under the severance plans described below, with the exact amount dependent on the Company’s discretion.

Employment Security Agreements

The Company has Employment Security Agreements (“ESAs”) with its executives, including the named executive officers and certain key employees. The ESAs provide severance benefits following certain terminations of employment occurring within two years of a change in control of the Company. In August 2009, the Committee determined that it would no longer include tax gross up provisions in ESAs for new hires. As a result, neither Mr. Polk’s nor Mr. Figuereo’s ESA contains a tax gross up provision. The decision to exclude tax gross up provisions in newly executed ESAs was in response to increasing concern among stockholders about such provisions. Rather, payments and benefits payable to an executive under the newer form of ESA will be reduced to the extent necessary so that no excise tax will be imposed if doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. Please see the caption “Potential Payments Upon Termination or Change in Control of the Company—Termination of Employment Following a Change in Control—Employment Security Agreements” below for a discussion of the terms of the ESAs.

The Company believes that the protections afforded by the ESAs are a valuable incentive for attracting and retaining top managers. It believes that the ESAs are particularly important because the Company does not have employment agreements or long-term employment arrangements with its executives. The Company also believes that, in the event of an extraordinary corporate transaction, the ESAs could prove crucial to the Company’s ability to retain top management through the transaction process. In addition, the Company believes that the benefits provided under the ESAs represent fair and appropriate consideration for the agreement of the executives to the restrictive covenants in the ESA that prohibit them from competing with the Company and from soliciting Company employees for 24 months following a termination of employment. The benefits provided under the ESAs were determined to be at levels appropriate and competitive with the benefits provided under similar arrangements of companies in the Company’s comparator groups. The Committee, with the assistance of its independent compensation consultant, continues to monitor best practices with respect to ESAs.

Severance Plans

The Company maintains two severance plans that provide benefits to non-union employees who are involuntarily terminated. The Supplemental Unemployment Pay Plan (“Supplemental Plan”) is designed so that its monetary severance benefit is not subject to FICA tax. The Excess Severance Pay Plan (“Excess Plan”) provides severance benefits that do not qualify for the exemption from FICA tax.

The Supplemental Plan supplements state unemployment benefits with respect to those employees whose employment is generally terminated involuntarily without cause. If an employee is eligible, the amount of the benefit provided under the Supplemental Plan is determined by the number of years of service the employee has provided to the Company with one week of pay for each year of service (up to a maximum of 25 weeks). The amount of the severance benefit provided under the Supplemental Plan is reduced by an estimate of amounts to which an employee may be entitled under any federal, state or local unemployment pay program. The Excess Plan provides severance benefits and a Company-subsidized medical benefit for certain non-union employees whose employment is involuntarily terminated. The Company in its sole discretion determines eligibility for Excess Plan benefits, as well as the amount and duration of those benefits.

The named executive officers may become entitled to severance benefits under the Excess Plan and/or the Supplemental Plan. The Company considers the executive’s position in the Company in addition to length of service in determining the amount and duration of the severance benefit. The Company believes that appropriate severance benefits are essential to attracting and retaining talented executives.

Ketchum Retirement Agreement

In connection with his retirement as President and CEO effective June 30, 2011, Mr. Ketchum entered into a Retirement Agreement and General Release (the “Retirement Agreement”) with the Company dated June 28, 2011.

Under the Retirement Agreement: (i) Mr. Ketchum was eligible for a prorated bonus payment under the Bonus Plan for 2011 subject to the satisfaction of the applicable performance criteria; (ii) pursuant to the terms of the relevant grant agreements, stock options awarded to Mr. Ketchum in 2008, 2009 and 2010 vested (to the extent not already vested), and are exercisable any time prior to June 30, 2016; and (iii) pursuant to the terms of the grant agreement, Mr. Ketchum’s continued service as a Director counted toward satisfying the vesting requirements with respect to his 2009 grants of time-based and performance-based RSUs. In addition, under the Retirement Agreement, based on Mr. Ketchum remaining on the Board through the end of February 2012, (i) he has until June 30, 2014 to exercise stock options awarded to him in 2005, 2006 and 2007 (all of which have vested) and (ii) he retains his time-based and performance-based RSUs granted in 2010 until they vest according to their terms in February 2013.

Mr. Ketchum is also prohibited from competing with the Company through June 30, 2014 and is prohibited from soliciting certain Company employees through June 30, 2013. He agreed to advise and assist the Company in any matter as the Company may reasonably request until the 2012 Annual Meeting of Stockholders. The Retirement Agreement also contains a release of claims provision.

Gould Separation Agreement

The Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Gould on December 29, 2011 under which he would no longer serve as the Company’s Group President, Home & Family, effective as of January 1, 2012 and his employment is considered terminated effective January 1, 2012. As a result of an arms-length negotiation, the Separation Agreement provides benefits similar, but in addition, to those Mr. Gould would have received under the Company’s severance plans, as well as additional benefits with respect to certain outstanding equity awards.

Under the Separation Agreement, Mr. Gould is entitled to: (1) continued base pay for 56 weeks or, if earlier, until he finds alternative employment, less any unemployment compensation, (2) continued health coverage at the same premium rate for active employees during the salary continuation period, (3) continued use of a Company leased vehicle during the severance period and (4) reimbursement of up to $20,000 in outplacement expenses.

Similar to the Company severance plans, the Separation Agreement provides Mr. Gould with (1) a reemployment bonus equal to 50% of his remaining salary continuation payments in the event he finds suitable employment before the end of the severance period and (2) an opportunity for the Company to extend payments for up to four weeks in the event Mr. Gould has been unable to find alternative employment before the end of the severance period.

Mr. Gould is not vested in his SERP benefit or SERP Cash Account under the 2008 Plan and will not become vested in such benefits as a result of the Separation Agreement. In addition, Mr. Gould’s outstanding stock option and restricted stock unit (“RSU”) awards are forfeited, with the exception of his (i) February 11, 2009 stock option award, which vested on February 11, 2012, and is exercisable through April 13, 2012; (ii) February 10, 2010 stock option award, which will vest on February 10, 2013, and is exercisable through March 15, 2013; and (iii) February 11, 2009 and February 10, 2010 RSU awards, which will vest pursuant to their original terms.

Until December 31, 2013, Mr. Gould is prohibited from competing with the Home & Family businesses and from soliciting certain Company employees. The Separation Agreement also contains a release of claims provision.

Custom Comparator Group.

The following 22 companies were in the Company’s custom comparator group for 2011:

3M Company	Energizer Holdings, Inc.
Avery Dennison Corporation	Group Seb
The Bic Group	Illinois Tool Works Inc.
Campbell Soup Co.	Jarden Corp.
Church & Dwight Inc.	Kimberly-Clark Corporation
The Clorox Company	Masco Corporation
Colgate-Palmolive Company	Mattel, Inc.
Cooper Industries, Ltd.	Sara Lee Corp.
Danaher Corporation	Stanley Black & Decker Inc.
Dorel Industries Inc.	The Sherwin-Williams Company
Ecolab Inc.	Tupperware Brands Corporation

Multiple Industry Index Comparator Group.

The following 133 companies were in the Company’s multiple industry index comparator group for 2011:

Advance Auto Parts, Inc.

AECOM Technology Corporation

Air Products and Chemicals, Inc.

Alaska Airlines

Alcon Laboratories, Inc.

Allegheny Technologies

Allergan, Inc.

Alliant Techsystems Inc.

Amway

Anixter International Inc.

Apollo Group

ArvinMeritor, Inc.

Automatic Data Processing, Inc.

Avery Dennison Corporation

Avis Budget Group, Inc.

Avon Products, Inc.

Ball Corporation

BorgWarner Inc.

The Brink’s Company

Cameron International Corporation

Campbell Soup Co.

Chicago Bridge and Iron Company

Chiquita Brands International, Inc.

The Clorox Company

Con-way, Inc.

Constellation Brands, Inc.

Cooper Industries, Ltd.

Corn Products International Inc.

Covidien

CSX Corporation

Cummins, Inc.

Fiserv, Inc.

Flowserve Corporation

Fortune Brands, Inc.

Foster Wheeler Corporation

Gannett Co., Inc.

Goodrich Corporation

Graphic Packaging Corporation

H&R Block, Inc.

H.J. Heinz Company

Hallmark Cards, Inc.

Hanesbrands, Inc.

Harley-Davidson Motor Company, Inc.

Hasbro, Inc.

Henkel of America, Inc.

The Hershey Company

Hexion Specialty Chemicals, Inc.

Hormel Foods Corporation

Hyatt Hotels Corporation

Insight Enterprises, Inc.

Interpublic Group of Companies, Inc.

ITT Corporation

Jarden Corp.

Joy Global Inc.

Kohler Company

L’Oreal USA, Inc.

Land O Lakes, Inc.

Leggett & Platt Inc.

Levi Strauss & Co.

Lorillard Tobacco Company

Oshkosh Truck Corporation

Owens Corning

Owens-Illinois, Inc.

PACCAR Inc.

Pactiv Corporation

Pitney Bowes, Inc.

Praxair, Inc.

R.R. Donnelly & Sons Company

Reynolds American Inc.

Robert Bosch Corporation
Rockwell Automation, Inc.

Royal Caribbean Cruises Ltd.

Ryder System, Inc.

S.C. Johnson & Son, Inc.

SAIC, Inc.

Schneider Electric USA

Schreiber Foods Inc.

The Scotts Miracle-Gro Company

Sealed Air Corporation

The ServiceMaster Company

The Sherwin-Williams Company

J.M. Smucker Co.

Sonoco Products Company

Starwood Hotels & Resorts Worldwide, Inc.

Synnex Corporation

Temple-Inland Inc.

Terex Corporation

Textron Inc.

The Timken Company

TRW Automotive Inc.

Danaher Corporation

Dean Foods Company

Del Monte Foods Company

Diageo North America, Inc.

Diversey, Inc.

Dole Food Company, Inc.

Eastman Chemical Company

Eastman Kodak Company

Eaton Corporation

Ecolab Inc.

Energizer Holdings, Inc.

Expeditors International

Federal-Mogul Corporation

Marriott International, Inc.

Masco Corporation

Mattel, Inc.

McCormick & Company, Inc.

McGraw-Hill Companies

MeadWestvaco Corporation

Mohawk Industries

Molson Coors Brewing Company

Nalco Company

NCR Corporation

Nestlé Purina PetCare Company

Nestlé USA

NewPage Corporation

The Nielsen Company

Nintendo of America

Tyco Electronics Corporation

Unisys Corporation

URS Energy & Construction

USG Corporation

UTI Worldwide Inc.

Visteon Corporation

W.W. Grainger, Inc.

Warner Bros. Entertainment Inc.

Waste Management, Inc.

The Western Union Company

Westinghouse Electric Co.

Weyerhaeuser Company

Wm. Wrigley Jr. Company

Wolters Kluwers

Wyndham Worldwide Corporation

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Stock Awards ($)(2)			Option Awards ($)(3)			Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)		All Other Compensation ($)		Total ($)
Michael B. Polk, President and Chief Executive Officer	2011		$550,000		$2,558,000		$14,282,328			$1,099,997			—		—		$282,396		$18,772,721
Mark D. Ketchum, Former President and Chief Executive Officer	2011 2010 2009	$ $ $	650,000 1,300,000 1,300,000		— — —	$ $ $	1,585,674 3,410,000 2,738,400	(5)	$ $ $	1,577,000 1,666,739 669,060	(5)	$ $ $	416,585 2,322,060 2,362,100	$ $ $	2,621,188 2,575,154 992,799	$ $ $	223,453 630,648 354,180	$ $ $	7,073,900 11,904,601 8,416,539
Juan R. Figuereo, Executive Vice President, Chief Financial Officer	2011 2010 2009	$ $ $	542,917 520,000 35,666	$	— — 150,000	$ $ $	692,992 738,560 224,100		$ $ $	284,654 252,164 266,500		$ $	214,126 535,860 —		— — —	$ $ $	185,910 204,881 3,567	$ $ $	1,920,599 2,251,465 679,833
Jay D. Gould, Former President, Home & Family	2011 2010 2009	$ $ $	550,000 547,917 515,625		$15,000 — —	$ $ $	1,522,353 695,640 447,180	(6)	$ $ $	878,694 274,186 114,750	(6)	$ $ $	111,644 431,101 568,889		$91,641 — —	$ $ $	103,640 87,800 79,177	$ $ $	3,272,972 2,036,644 1,725,621
William A. Burke, III, President, Newell Professional	2011 2010 2009	$ $ $	543,333 538,750 515,625		$50,000 — —	$ $ $	654,498 654,720 447,180		$ $ $	268,846 261,844 114,750		$ $ $	206,955 509,550 493,866	$ $ $	451,997 199,632 112,845	$ $ $	126,430 99,332 66,158	$ $ $	2,302,059 2,263,828 1,750,424
G. Penny McIntyre, President, Newell Consumer	2011 2010 2009	$ $ $	531,250 486,667 245,481	$ $	25,000 — 50,000	$ $ $	692,992 738,560 531,000		$ $ $	284,654 294,272 366,000		$ $ $	189,570 587,699 573,750		— — —	$ $ $	207,528 184,091 39,389	$ $ $	1,930,994 2,291,289 1,805,620

(1)	Bonus Amounts. In July 2011, Mr. Polk received a $1,100,000 signing bonus which is subject to reimbursement if he is involuntarily terminated for good cause or violation of the Company’s Code of Business Conduct and Ethics or voluntarily terminates his employment without good reason prior to July 18, 2012. As part of his Compensation Arrangement, Mr. Polk was entitled to a bonus of no less than 90% of target (135% of his full year salary ($1,200,000)), or $1,458,000, under the Bonus Plan, which was paid in February 2012. In February 2011, in lieu of a salary increase, Mr. Burke and Mr. Gould each received a lump sum payment of $15,000. In November 2011, in connection with the implementation of Project Renewal, Mr. Burke and Ms. McIntyre received lump sum payments of $35,000 and $25,000 respectively. In 2009, Mr. Figuereo and Ms. McIntyre each received a one-time, lump sum payment of $150,000 and $50,000 respectively, in connection with each executive’s hiring in 2009.

(2)	Stock Awards. This column shows the grant date fair value of awards of time-based and performance-based RSUs granted to the executive officers in the years indicated computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. In February 2011, performance-based RSUs were awarded in the following amounts: Mr. Figuereo, 20,122 RSUs; Mr. Gould, 20,122 RSUs; Mr. Burke, 19,004 RSUs; and Ms. McIntyre, 20,122 RSUs. The grant date fair values of these performance–based RSU awards are based on the probability of outcomes possible under the RSUs and the shares the recipient would receive under each of the outcomes. Because the likelihood of and payouts associated with achieving a total shareholder return greater than the companies in the custom comparator group over the three-year period are generally offset by the likelihood of and payouts associated with achieving a total shareholder return less than the companies in the custom comparator group, the grant date fair values of these performance-based RSUs approximate the value of the Company’s common stock on the grant date. The values of the February 2011 performance-based RSUs on the grant date assuming that the performance condition will be achieved at the maximum level are $792,002, $792,002, $747,998 and $792,002, respectively. In July 2011, Mr. Polk was awarded 677,048 performance-based RSUs. Mr. Polk’s performance-based RSUs differ from those awarded in February 2011 in that they may vest only if certain stock price criteria are met, and may not be adjusted up or down. The value of Mr. Polk’s performance-based RSUs on the grant date assuming that the performance conditions are achieved is $10,257,277. See the Stock-Based Compensation Footnote to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for an explanation of the assumptions made by the Company in the valuation of the awards shown in this column. Details regarding 2011 stock awards can be found in the table “2011 Grants of Plan-Based Awards.” Details regarding the 2011, 2010 and 2009 stock awards that are still outstanding can be found in the table “Outstanding Equity Awards At 2011 Fiscal Year End.”

(3)	Option Awards. The amounts in this column represent the grant date fair value of awards of stock options made to the named executive officers in the years indicated computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See the Stock-Based Compensation Footnote to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for an explanation of the assumptions made by the Company in the valuation of these awards. Details regarding 2011 stock option awards can be found in the table “2011 Grants of Plan-Based Awards.” Details regarding 2011, 2010 and 2009 stock option awards that are still outstanding can be found in the table “Outstanding Equity Awards At 2011 Fiscal Year End.”

(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts in this column represent the annual net increase (but not less than zero) in the present value of accumulated benefits under the SERP and the Company’s Pension Plan for the years ended December 31, 2011, 2010 and 2009 (the measurement dates for reporting purposes of these plans in the Company’s Form 10-K filings) for those named executive officers who participate in these plans. No named executive officer participated in a plan with above-market earnings. Messrs. Polk and Figuereo and Ms. McIntyre do not participate in either the SERP or the Pension Plan. Messrs. Ketchum and Gould participate in the SERP, but not the Pension Plan. Mr. Burke participates in both the SERP and Pension Plan. The present values of accumulated benefits under the SERP and Pension Plan were determined using assumptions consistent with those used for reporting purposes of these plans in the Company’s Form 10-K for each year, with no reduction for mortality risk before age 65. Please refer to Footnote (2) to the 2011 Pension Benefits table for additional information regarding the assumptions used to calculate the amounts in this column for 2011.

(5)	Mr. Ketchum’s Retirement Agreement. Mr. Ketchum did not receive any RSU or stock option awards in 2011. However, as described in the Compensation Discussion and Analysis section above, in connection with Mr. Ketchum’s retirement on June 30, 2011, the Company modified certain existing awards as follows: (i) all stock options awarded to him in 2005, 2006 and 2007 may be exercised until June 30, 2014, which will result in an incremental non-cash charge of $1,577,000 in excess of what had been previously expensed with respect to such awards based upon principles used to calculate the value of equity awards for purposes of the Company’s financial statements; and (ii) he was permitted to retain time-based and performance–based RSUs awarded to him in 2010 until they vest on the original vesting date in February 2013, which will result in an incremental non-cash charge of $1,585,674 in excess of what had been previously expensed with respect to such awards based upon principles used to calculate the value of equity awards for purposes of the Company’s financial statements.

(6)	Mr. Gould’s Separation Agreement. As described in the Compensation Discussion and Analysis section above, in connection with Mr. Gould’s separation from the Company, certain existing awards were modified as follows: (i) he was permitted to retain stock options awarded to him in 2009 and 2010, which will vest on their original vesting date and which resulted in an incremental non-cash charge of $594,040 in excess of what had been previously expensed with respect to such awards based upon principles used to calculate the value of equity awards for purposes of the Company’s financial statements; and (ii) he was permitted to retain time-based and performance–based RSUs awarded to him 2009 and 2010 until vesting on their original vesting dates in February 2012 and 2013, respectively, which resulted in an incremental non-cash charge of $829,361 in excess of what had been previously expensed with respect to such awards based upon principles used to calculate the value of equity awards for purposes of the Company’s financial statements. Amounts in the Stock Awards and Option Awards columns include the grant date fair values of the following awards forfeited by Mr. Gould as a result of his separation from the Company: 15,091 time-based RSUs ($296,991); 20,122 performance-based RSUs ($396,001); and 38,571 stock options ($284,654).

Salary.    The “Salary” column of the Summary Compensation Table shows the salaries paid in the years indicated to each of the named executive officers. Salary increases, if any, for each year are generally effective as of February of that year.

Bonus.    The “Bonus” column of the Summary Compensation Table shows special bonus, guaranteed minimum bonuses under the Bonus Plan and similar one-time, lump sum payments to the named executive officers paid during the year which are separate from Non-Equity Incentive Plan Compensation.

Stock Awards.    The amounts in the “Stock Awards” column of the Summary Compensation Table consist of the grant date fair value of awards of RSUs for each named executive officer.

Option Awards.    The amounts in the “Option Awards” column of the Summary Compensation Table consist of the grant date fair value of the awards of stock options for each named executive officer.

Non-Equity Incentive Plan Compensation.    The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table shows the cash bonus the Company awarded under the Management Cash Bonus Plan to each named executive officer other than Mr. Polk. The Company pays all of these amounts, if any, in the month of February following the year in which they are earned. Additional explanation of the non-equity incentive plan compensation for each named executive officer appears above under the caption “Compensation Discussion and Analysis – Annual Incentive Compensation” and below in the footnotes to the 2011 Grants of Plan-Based Awards table. As set forth in the Compensation Discussion and Analysis under “Appointment of Michael Polk as President and Chief Executive Officer” and in footnote (1) to the Bonus Column above, Mr. Polk was entitled to a bonus under the Bonus Plan of not less than $1,458,000.

All Other Compensation.    The “All Other Compensation” column of the Summary Compensation Table reflects the following amounts for each named executive officer in 2011.

Name	Personal Use of Aircraft (1)	Other Perquisites and Personal Benefits (2)	401(k) Savings and Retirement Plan (3)	SERP Cash Account Credit (4)	Insurance Premiums (5)	Total
Michael B. Polk	$98,177	$103,400	$9,800	$70,250	$769	$282,396
Mark D. Ketchum	$196,382	$11,030	$12,250	—	$3,791	$223,453
Juan R. Figuereo	—	$17,657	$16,822	$149,567	$1,864	$185,910
Jay D. Gould	—	$22,633	$19,600	$57,135	$4,272	$103,640
William A. Burke	$1,643	$25,701	$19,600	$74,584	$4,902	$126,430
G. Penny McIntyre	$8,897	$16,032	$19,600	$159,342	$3,657	$207,528

(1)	Personal Use of Aircraft. This column shows the estimated incremental cost to the Company in 2011 of providing personal use of Company-owned aircraft to Messrs. Polk, Ketchum, Burke and Ms. McIntyre. The estimated cost of aircraft usage by the named executive officers is determined by multiplying flight hours by an average estimated hourly cost of operating the aircraft. The hourly cost is calculated at the beginning of each year by dividing total budgeted variable expenses, such as fuel, equipment repair, supplies, pilot lodging, meals and transportation, airport services and aircraft catering, by estimated flight hours for the year.

(2)	Other Perquisites and Personal Benefits. The amounts in this column consist of (a) the incremental cost to the Company of providing personal use of a leased Company automobile to each named executive officer or a monthly stipend in lieu thereof as the Company transitions away from the leasing program; (b) all amounts paid by the Company to or on behalf of Messrs. Ketchum, Figuereo, Burke and Ms. McIntyre with respect to tax planning and return preparation services or a monthly stipend in lieu thereof as the Company transitions away from providing this benefit; (c) all amounts paid by the Company for physical examinations of Messrs. Gould and Burke which are permitted pursuant to Company policy; and (d) a one-time cash payment to Mr. Polk in the amount of $86,900 in lieu of expenses related to the home sale and moving expense reimbursement provisions of the Company’s relocation program.

(3)	401(k) Savings and Retirement Plan. This column shows the amount of all Company matching and retirement contributions made for 2011 under the Company’s 401(k) Savings and Retirement Plan on behalf of each named executive officer.

(4)	SERP Cash Account Credit. Each of the named executive officers is eligible to participate in the 2008 Deferred Compensation Plan, including the SERP Cash Account feature. This column shows the employer contribution for 2011 (exclusive of employee deferrals) which was credited to each named executive officer’s SERP Cash Account in 2012, as described below under “2008 Deferred Compensation Plan.”

(5)	Insurance Premiums. This column shows all amounts paid by the Company on behalf of each named executive officer in 2011 for (a) life insurance premiums: Mr. Polk, $545; Mr. Ketchum, $1,557; Mr. Figuereo, $1,745; Mr. Gould $1,120; Mr. Burke, $1,089; and Ms. McIntyre, $1,030; and (b) long-term disability insurance premiums: Mr. Polk, $224; Mr. Ketchum, $2,234; Mr. Figuereo, $119; Mr. Gould, $3,152; Mr. Burke, $3,813; and Ms. McIntyre, $2,627.

Compensation Arrangement with Mark D. Ketchum

On February 13, 2006, with the approval of the independent members of its Board of Directors, the Company entered into a written compensation arrangement with Mr. Ketchum in connection with his appointment as the Company’s President and CEO. The terms of this arrangement included the opportunity to participate in the Company’s plans made available to executives generally, as well as participation in the SERP and SERP Cash Account. Mr. Ketchum was entitled to receive three years of credited service under the SERP and SERP Cash Account for each year of his first five years of completed service, and then one year of credited service for each year of completed service thereafter. The foregoing additional years of service applied for both vesting and benefit amount purposes for the SERP and solely for vesting purposes for the SERP Cash Account, but did not take effect for vesting purposes under either plan until he had completed five years of actual service. Mr. Ketchum had more than five years of actual service by the date of his retirement effective June 30, 2011. See the table and related description below under the captions “Retirement Plans—SERP” and “Retirement Plans—2008 Deferred Compensation Plan.”

In the 2011 Summary Compensation Table, the reported amount of $2,621,188 for Mr. Ketchum in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column for 2011 is attributable entirely to his SERP benefit. The foregoing $2,621,188 increase in his SERP benefit is the difference between the present value of his SERP benefit for reporting purposes of $9,658,266 as of December 31, 2011 (as shown in the 2011 Pension Benefits table) and $7,037,078 as of December 31, 2010 (as shown in the 2010 Pension Benefits table). However, Mr. Ketchum actually received his benefit under the SERP of $8,750,637 in a single lump sum payment in January 2012 (as reflected in footnote (3) to the 2011 Pension Benefits table), which reflects an increase of $1,713,559 over the present value of his SERP benefit of $7,037,078 as of December 31, 2010 (as shown in the 2010 Pension Benefits table). The foregoing $1,713,559 increase in his actual SERP benefit paid is due to (i) additional service (six months) from December 31, 2010 through June 30, 2011 and (ii) a significant increase in his average monthly compensation from December 31, 2010 through June 30, 2011 attributable to his 2010 bonus of $2,322,060 paid in 2011 under the Bonus Plan for meeting 2010 performance targets. The foregoing increases in Mr. Ketchum’s SERP benefit were the result of the preceding variables relating to his SERP benefit which were not reflective of the Company’s 2011 compensation decisions for Mr. Ketchum. Mr. Ketchum received additional years of credited service under the SERP pursuant to his 2006 compensation arrangement above for purposes of providing him with a meaningful retirement benefit under the SERP due to his age as of his initial employment with the Company. No other current executive officer receives such additional service credit, and no new executive participates in the SERP.

2011 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number Of Shares Of Stock Or Units (#)(6)	All Other Option Awards: Number Of Securities Underlying Options (#)(7)	Exercise Or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (8)
		Thresh- old ($)(3)	Target ($)(4)	Maxi- mum ($)(5)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Michael B. Polk(9)	5/11/2011							5,364		$18.64	$99,985
	7/18/2011								225,872	$15.15	$1,099,997
	7/18/2011							338,524			$5,128,639
	7/18/2011				—	677,048	677,048				$9,153,689
	7/18/2011	$1,458,000	$1,620,000	$2,900,000
Mark D. Ketchum(10)	6/30/2011								75,000	$22.81	$219,000
	6/30/2011								200,000	$23.62	$562,000
	6/30/2011								400,000	$30.37	$796,000
	6/30/2011				—	89,063	178,126				$665,317
	6/30/2011							67,188			$920,357
	2/9/2011	—	$845,000	$1,690,000
Juan R. Figuereo	2/9/2011				—	20,122	40,244				$396,001
	2/9/2011							15,091			$296,991
	2/9/2011								38,571	$19.68	$284,654
	2/9/2011	—	$434,334	$868,667
Jay D. Gould(11)	2/9/2011				—	20,122	40,244				$396,001
	2/9/2011							15,091			$296,991
	2/9/2011								38,571	$19.68	$284,654
	12/29/2011				—	29,000	58,000				$387,668
	12/29/2011							29,000			$248,729
	12/29/2011								76,500	$7.71	$512,676
	12/29/2011				—	29,070	58,140				$30,139
	12/29/2011							21,930			$162,825
	12/29/2011								56,650	$13.64	$81,364
	2/9/2011	—	$452,000	$904,000
William A. Burke	2/9/2011				—	19,004	38,008				$373,999
	2/9/2011							14,253			$280,499
	2/9/2011								36,429	$19.68	$268,846
	2/9/2011	—	$474,666	$949,333
G. Penny McIntyre	2/9/2011				—	20,122	40,244				$396,001
	2/9/2011							15,091			$296,991
	2/9/2011								38,571	$19.68	$284,654
	2/9/2011	—	$445,000	$890,000

(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards. Potential payouts under the Management Cash Bonus Plan were based on performance in 2011. Thus, the information in the “Target” and “Maximum” columns (as well as the “Threshold” column for Mr. Polk) reflect the range of potential payouts when the performance goals were set in February 2011.

(2)	Estimated Future Payouts Under Equity Incentive Plan Awards. This column shows the number of performance-based RSUs granted in February 2011 to Messrs. Figuereo, Gould and Burke and Ms. McIntyre under the LTIP. The target number of shares shown in the table reflects the number of shares that will be awarded if the three-year total shareholder return performance metric is met at target level. Actual shares, if any, will be awarded in February 2014 and may range from 0% to 200% of the target. Mr. Polk’s transition performance-based RSUs were granted in July 2011 and vest between July 2013 and July 2018, provided that the applicable performance conditions are satisfied, but will vest, if at all, only at 100% of target. Subsequent to the year ended December 31, 2011, all stock price performance conditions applicable to Mr. Polk’s performance-based RSUs were achieved. For additional information on performance-based RSUs, see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards—Threshold. Pursuant to the Management Cash Bonus Plan performance at or below a specific percentage of a target goal will result in no payment with respect to that performance goal. As a result, no payment is to be made under the Management Cash Bonus Plan until a minimum performance level for a performance goal is exceeded, and performance above such level will result in a payment ranging from $1 to the maximum bonus amount related to such goal, depending upon the level at which the goal was attained. As part of his Compensation Arrangement, Mr. Polk was entitled to a bonus of no less than 90% of target (135% of his full year salary ($1,200,000)), or $1,458,000 under the Bonus Plan. For an explanation of the payouts made under the Management Cash Bonus Plan with respect to 2011 performance, see “Compensation Discussion and Analysis—Annual Incentive Compensation.”

(4)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards—Target. Pursuant to the Management Cash Bonus Plan, for Mr. Polk, the amount shown in this column represents 135% of his full year salary for 2011, for Mr. Ketchum, the amount shown in this column represents 130% of his salary for 2011 and for each other named executive officer, the amount shown in this column represents 80% of his or her salary for 2011, as well as certain lump-sum payments made in 2011.

(5)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards—Maximum. Pursuant to the Management Cash Bonus Plan, for Mr. Polk the amount shown in this column represents 270% of his full year salary for 2011 subject to a cap of $2,900,000, for Mr. Ketchum the amount shown represents 130% of his 2011 salary, and for each other named executive officer, the amount shown in this column represents 160% of his or her salary for 2011, as well as certain lump-sum payments made in 2011.

(6)	All Other Stock Awards: Number of Shares of Stock or Units. Except as described below in footnotes (10) and (11) with respect to modification of awards made to Messrs. Ketchum and Gould, this column shows the number of time-based RSUs awarded to the named executive officers in 2011. For additional information on these awards, see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(7)	All Other Option Awards: Number of Securities Underlying Options. Except as described below in footnotes (10) and (11) with respect to modifications of awards made to Messrs. Ketchum and Gould, this column shows the number of shares that may be issued to the named executive officer on exercise of stock options granted in 2011.

(8)	Grant Date Fair Value of Stock and Option Awards. Except as described below in footnotes (10) and (11) with respect to modifications of awards made to Messrs. Ketchum and Gould, this column shows the grant date fair value of awards of restricted stock units and stock options granted to the named executive officers, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Footnote 15, Stock Based Compensation, of the Notes to Consolidated Financial Statements included in the Company’s 2011 Annual Report on Form 10-K for an explanation of the assumptions made by the Company in valuing these awards.

(9)	Michael B. Polk. Includes 5,364 RSUs that were issued in connection with service as a director.

(10)	Mr. Ketchum’s Retirement Agreement. Mr. Ketchum did not receive any RSU or stock option awards in 2011. However, as described in the Compensation Discussion and Analysis section, in connection with Mr. Ketchum’s retirement on June 30, 2011, the Company modified certain existing awards as follows: (i) all stock options awarded to him in 2005, 2006 and 2007 may be exercised until June 30, 2014, which will result in an incremental non-cash charge of $1,577,000 in excess of what had been previously expensed based upon principles used to calculate the value of equity awards for purposes of the Company’s financial statements; and (ii) he was permitted to retain time-based and performance–based RSUs awarded to him in 2010 until they vest on the original vesting date in February 2013, which will result in an incremental non-cash charge of $1,585,674 in excess of what had been previously expensed with respect to such awards based upon principles used to calculate the value of equity awards for purposes of the Company’s financial statements. Each of these modifications is dated June 30, 2011 in the above table. For additional information on these awards, see “Compensation Discussion and Analysis—Ketchum Retirement Agreement.”

(11)	Mr. Gould’s Separation Agreement. As described in the Compensation Discussion and Analysis section above, in connection with Mr. Gould’s separation from the Company, certain existing awards were modified as follows: (i) he was permitted to retain stock options awarded to him in 2009 and 2010, which will vest on their original vesting date and which resulted in an incremental non-cash charge of $594,040 in excess of what had been previously expensed with respect to such awards based upon principles used to calculate the value of equity awards for purposes of the Company’s financial statements; and (ii) he was permitted to retain time-based and performance–based RSUs awarded to him 2009 and 2010 until vesting on their original vesting dates in February 2012 and 2013, respectively, which resulted in an incremental non-cash charge of $829,361 in excess of what had been previously expensed with respect to such awards based upon principles used to calculate the value of equity awards for purposes of the Company’s financial statements. Each of these modifications is dated December 29, 2011 in the above table. All awards granted to Mr. Gould on February 9, 2011 were forfeited as a result of his separation from the Company. For additional information on these awards, see “Compensation Discussion and Analysis—Gould Separation Agreement.”

Outstanding Equity Awards at 2011 Fiscal Year-End

	Option Awards(1)				Stock Awards
Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)(2)	Market Value Of Shares Or Units Of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Michael B. Polk(5)	0	225,872	$15.15	7/18/2021	174,626	$2,820,210	677,048	$10,934,325
Mark D. Ketchum(6)	10,000	0	$22.38	2/10/2015	291,500	$4,707,725	326,500	$5,272,975
	4,000	0	$21.68	5/11/2015
	75,000	0	$22.81	6/30/2014
	200,000	0	$23.62	6/30/2014
	320,000	80,000	$30.37	6/30/2014
	594,080	0	$23.32	6/30/2016
	413,000	0	$7.71	6/30/2016
	59,000	0	$5.65	6/30/2016
	306,950	0	$13.64	6/30/2016
Juan R. Figuereo(7)	0	50,000	$14.94	12/7/2019	59,011	$953,028	45,202	$730,012
	0	52,100	$13.64	2/10/2020
	0	38,571	$19.68	2/9/2021
Jay D. Gould(8)	20,000	0	$25.61	6/15/2016	66,021	$1,066,239	78,192	$1,262,801
	8,000	2,000	$30.37	2/6/2017
	60,000	40,000	$23.32	2/13/2018
	0	76,500	$7.71	2/11/2019
	0	56,650	$13.64	2/10/2020
	0	38,571	$19.68	2/9/2021
William A. Burke(9)	36,600	0	$31.66	12/4/2012	63,893	$1,031,872	75,364	$1,217,129
	15,000	0	$29.34	5/8/2013
	30,000	0	$22.98	5/13/2014
	20,000	0	$22.38	2/10/2015
	25,000	0	$23.99	2/8/2016
	16,000	4,000	$30.37	2/6/2017
	60,000	40,000	$23.32	2/13/2018
	0	76,500	$7.71	2/11/2019
	0	54,100	$13.64	2/10/2020
	0	36,429	$19.68	2/9/2021
G. Penny McIntyre(10)	0	100,000	$10.62	6/15/2019	44,011	$710,778	45,202	$730,012
	0	60,800	$13.64	2/10/2020
	0	38,571	$19.68	2/9/2021

(1)	Option Awards. Each option granted in 2009, 2010 and 2011 is subject to a three-year cliff vesting period and has a ten-year term. Options granted prior to 2009 become exercisable in annual cumulative installments of 20% commencing one year from the date of grant, with full vesting occurring on the fifth anniversary of the date of grant and have a ten-year term. Thus, the vesting date for each option award in this table can be calculated accordingly. Vesting may be accelerated and earlier exercise permitted as a result of death, disability, retirement or certain changes in control of the Company. All options were granted at market value on the date of grant, based on the closing market price of the common stock for such date as reported in The Wall Street Journal.

(2)	Number of Shares or Units of Stock That Have Not Vested. Represents all time-based RSU awards held by the named executive officer as of December 31, 2011. Except as described below, all time-based RSU awards awarded to the named executive officers vest on the third anniversary of the date of grant.

(3)	Market Value of Shares or Units of Stock That Have Not Vested. Represents the value of the number of shares of common stock covered by the time-based RSU awards valued using $16.15 (the closing market price of the Company’s common stock as reported in The Wall Street Journal for December 30, 2011).

(4)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested. Represents the value of the number of shares of common stock covered by the performance-based RSU awards using $16.15 (the closing market price of the Company’s common stock as reported in The Wall Street Journal for December 30, 2011). The value provided assumes the performance-based RSU awards pay out at target.

(5)	Vesting Dates—Polk. The vesting dates of the time-based RSU awards are May 11, 2012 (5,364 RSUs), July 18, 2012 (84,631 RSUs) and July 18, 2013 (84,631 RSUs). The vesting dates of the 677,048 performance-based RSU awards can be between July 18, 2013 and July 18, 2018 assuming the stock price performance conditions are met. Subsequent to the year ended December 31, 2011, all stock price performance conditions applicable to Mr. Polk’s performance-based RSUs were achieved.

(6)	Vesting Dates—Ketchum. The vesting dates of the time-based RSU awards are February 11, 2012 (160,000 RSUs), February 27, 2012 (24,000 RSUs) and February 10, 2013 (107,500 RSUs). The vesting dates of the performance-based RSU awards are February 11, 2012 (160,000 RSUs), February 27, 2012 (24,000 RSUs) and February 10, 2013 (142,500 RSUs). For additional information on these awards, see “Compensation Discussion and Analysis—Ketchum Retirement Agreement.”

(7)	Vesting Dates—Figuereo. The vesting dates of the time-based RSU awards are December 7, 2012 (15,000 RSUs), February 9, 2013 (10,000 RSUs), February 10, 2013 (18,920 RSUs) and February 9, 2014 (15,091 RSUs). The vesting dates of the performance-based RSU awards are February 10, 2013 (25,080 RSUs) and February 9, 2014 (20,122 RSUs).

(8)	Vesting Dates—Gould. The vesting dates of the time-based RSU awards are February 11, 2012 (29,000 RSUs), February 10, 2013 (21,930 RSUs) and February 9, 2014 (15,091 RSUs). The vesting dates of the performance-based RSU awards are February 11, 2012 (29,000 RSUs), February 10, 2013 (29,070 RSUs) and February 9, 2014 (20,122 RSUs). In connection with his separation from the Company, the RSU awards vesting in 2014 have been forfeited. For additional information on these awards, see “Compensation Discussion and Analysis – Gould Separation Agreement.”

(9)	Vesting Dates—Burke. The vesting dates of the time-based RSU awards are February 11, 2012 (29,000 RSUs), February 10, 2013 (20,640 RSUs) and February 9, 2014 (14,253 RSUs). The vesting dates of the performance-based RSU awards are February 11, 2012 (29,000 RSUs), February 10, 2013 (27,360 RSUs) and February 9, 2014 (19,004 RSUs).

(10)	Vesting Dates—McIntyre. The vesting dates of the time-based RSU awards are February 9, 2013 (10,000 RSUs), February 10, 2013 (18,920 RSUs) and February 9, 2014 (15,091 RSUs). The vesting date of the performance-based RSU awards are February 10, 2013 (25,080 RSUs) and February 9, 2014 (20,122 RSUs).

2011 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Michael B. Polk	—	—	175,106	$2,842,279	(1)
Mark D. Ketchum	—	—	44,151	$879,929	(2)
Juan R. Figuereo	—	—	—	—
Jay D. Gould	—	—	25,778	$479,706	(3)
William A. Burke	—	—	25,778	$479,706	(4)
G. Penny McIntyre	—	—	25,000	$362,500	(5)

(1)	Value Realized on Vesting—Polk. Represents 5,844 director RSUs which vested on May 12, 2011, valued using the closing market price of the Company’s common stock as reported in The Wall Street Journal for May 12, 2011 ($18.60) and 169,262 transition RSUs which vested on December 30, 2011, valued using the closing market price of the Company’s common stock as reported in The Wall Street Journal on December 30, 2011 ($16.15).

(2)	Value Realized on Vesting—Ketchum. Represents the number of shares of restricted stock awards which vested on February 14, 2011, valued using the closing market price of the Company’s common stock as reported in The Wall Street Journal for February 14, 2011 ($19.93).

(3)	Value Realized on Vesting—Gould. Represents 18,278 restricted stock awards which vested on February 14, 2011, valued using the closing market price of the Company’s common stock as reported in The Wall Street Journal on February 14, 2011 ($19.93) and 7,500 RSUs which vested on December 12, 2011, valued using the closing market price of the Company’s stock as reported in The Wall Street Journal for December 12, 2011 ($15.39).

(4)	Value Realized on Vesting—Burke. Represents 18,278 restricted stock awards which vested on February 14, 2011, valued using the closing market price of the Company’s common stock as reported in The Wall Street Journal on February 14, 2011 ($19.93) and 7,500 RSUs which vested on December 12, 2011, valued using the closing market price of the Company’s stock as reported in The Wall Street Journal for December 12, 2011 ($15.39).

(5)	Value Realized on Vesting—McIntyre. Represents 25,000 RSUs which vested on June 15, 2011, valued using the closing market price of the Company’s common stock as reported in The Wall Street Journal for June 15, 2011 ($14.50).

Retirement Plans

The Company provides its eligible executives with retirement benefits using a combination of the Company’s Pension Plan, 401(k) Savings and Retirement Plan, Supplemental Executive Retirement Plan (“SERP”) and 2008 Deferred Compensation Plan.

2011 Pension Benefits

The Company provides defined benefit compensation under the SERP and Pension Plan for those named executive officers who participate in one or both of such plans (namely, Messrs. Ketchum, Burke and Gould). This table shows (1) the years of credited service for benefit purposes currently credited to each named executive officer under the SERP and Pension Plan as of December 31, 2011 and (2) the current present value of the accumulated benefits payable under the SERP and Pension Plan to each named executive officer as of December 31, 2011 (if commencing at age 65).

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)(3)
Mark D. Ketchum	SERP	15 years, 8.5 months	$9,658,266	—
Jay D. Gould	SERP	5 years, 7 months	$91,641	—
William A. Burke	SERP	9 years, 1 month	$872,721	—
	Pension Plan	2 years, 1 month	$50,963	—

(1)	Years of Credited Service. The years of credited service for benefit purposes shown in this column for the SERP are calculated as of December 31, 2011, the measurement date used for reporting purposes in the Company’s 2011 Form 10-K. The years of credited service for benefit purposes for the Pension Plan are through December 31, 2004, the effective date for which the Pension Plan discontinued future benefit accruals. The years of credited service shown in the table for Mr. Ketchum are three times his actual five full years of completed service in 2010, plus 8.5 months of additional actual service as of December 31, 2011. As part of his compensation arrangement with the Company, Mr. Ketchum was entitled to receive three years of credited service under the SERP for each year of his first five years of completed service, and then one year of credited service for each year of completed service thereafter. The present value of Mr. Ketchum’s accumulated benefit based on his actual years of completed service (5 years, 8.5 months) is $2,536,836.

(2)	Present Value of Accumulated Benefit. The present value of accumulated benefits shown in this column are calculated as of December 31, 2011, the measurement date used for reporting purposes in the Company’s 2011 Form 10-K. Assumptions used in determining these amounts include a 4.50% discount rate and the RP-2000 projected to 2017 Combined Healthy Mortality Table, consistent with assumptions used for reporting purposes in the Company’s 2011 Form 10-K of the present value of accumulated benefits under the SERP and Pension Plan, except without reduction for mortality risk before age 65. See Footnote 13 to the Consolidated Financial Statements contained in the Company’s 2011 Annual Report on Form 10-K for information regarding the assumptions made by the Company for reporting purposes in the Company’s 2011 Form 10-K. The present values for the SERP reflect an offset for the executive’s Social Security benefit, a Pension Plan benefit amount and the executive’s SERP Cash Account under the 2008 Deferred Compensation Plan. A discussion of the SERP appears below.

(3)	Payments During Last Fiscal Year. No named executive officer received payments from the SERP or Pension Plan during fiscal year 2011. However, Mr. Ketchum received his benefit under the SERP of $8,750,637 in a single lump sum payment in January 2012, together with his SERP Cash Account benefit. See “2011 Nonqualified Deferred Compensation”, below. The assumptions used to calculate Mr. Ketchum’s lump sum payment of $8,750,637 include a 5.25% discount rate and the RP-2000 projected to 2017 Combined Healthy Mortality Table, on a unisex basis without reduction for mortality risk before age 65, as the applicable assumptions to determine the present value of a SERP benefit for a termination of employment which occurs in 2011.

SERP

The SERP is intended to offer competitive benefits to attract and retain executive talent and covers executives who were participants prior to January 1, 2007 (namely, Messrs. Ketchum, Burke and Gould).

Messrs. Polk and Figuereo and Ms. McIntyre do not participate in the SERP. An executive generally is eligible to participate in the SERP if he or she is an officer of the Company or a participating affiliate with a title of President or above and became a participant before January 1, 2007.

Gross Benefit Formula.    The SERP calculates a gross retirement benefit prior to applying certain benefit offsets. The gross SERP benefit formula is as follows:

•

For participants with a title of President or above on December 31, 2003 (which includes Mr. Burke): a monthly benefit equal to 1/12 of 67% of average compensation for the five consecutive years in which it was highest, reduced proportionately if years of credited service are less than 25.

•

For participants who are hired with or promoted to a title of President or above after December 31, 2003 (which includes Messrs. Ketchum and Gould): a monthly benefit equal to 1/12 of 50% of average compensation for the five consecutive years in which it was highest, reduced proportionately if years of credited service are less than 25.

Compensation.    Compensation for purposes of the gross SERP benefit formula generally includes base salary and management cash bonus amounts. However, for an executive employed before January 1, 2006 (namely, Messrs. Ketchum and Burke), the amount of bonus compensation for 2006 and subsequent years generally is adjusted to equal the amount that would have been received by him under the bonus plan in effect for 2005.

Social Security and Pension Benefit Offsets.    The gross SERP benefit of each executive is reduced by his monthly primary Social Security benefit and Pension Plan benefit at age 65. The offset for the Pension Plan benefit is based on his marital status (i.e., a joint and 50% survivor annuity if married and a single life annuity if not married), includes the benefit the executive would receive if the Company had not frozen new enrollment and benefit accruals under the Pension Plan effective December 31, 2004 and is applied without regard to his vested status in any actual Pension Plan benefit.

SERP Present Value, Cash Account Offset.    The executive’s gross SERP benefit, as reduced by his foregoing Social Security and Pension Plan benefit amounts, is converted to a lump sum present value amount as of the January 1st after the year of the executive’s termination of employment. The actuarial assumptions for this purpose are based on the discount rate and mortality assumptions used by the Company in its Form 10-K for pension expense reporting purposes for the year of the executive’s termination of employment, except using a unisex mortality table and without reduction for mortality risk before age 65. The lump sum amount is then reduced (to not less than zero) by the full balance (both vested and unvested amounts) of the participant’s SERP Cash Account under the 2008 Deferred Compensation Plan as of the January 1st after the year of the executive’s termination of employment (including any contribution for the year of termination of employment).

Benefit Entitlement.    An executive becomes vested in his SERP benefit as follows: (1) upon employment on or after age 60, (2) upon involuntary termination with 15 years of credited service, (3) upon death during employment, (4) upon 15 years of credited service, if employed on the date of any sale of his affiliate or division of the Company, (5) upon retirement under the Company’s retirement guidelines, if generally the sum of his age and service is 75 or more and he is at least 55 years old with five years of service, is not terminated for cause and enters into certain restrictive covenants with the Company or (6) upon a change in control of the Company, as defined in the 2003 Stock Plan. No named executive officer was vested under the SERP as of December 31, 2011, except Mr. Ketchum who turned age 60 on October 19, 2009. Mr. Gould forfeited his SERP benefit as a result of his non-vested termination of employment on January 1, 2012.

Time and Form of Benefit Payment.    An executive will receive his SERP benefit at the same time and in the same form as payment of his SERP Cash Account under the 2008 Deferred Compensation Plan (i.e., a lump sum or in annual installments not to exceed ten years). The payment or commencement of the SERP benefit will be made in the year after the year of the executive’s termination of employment, but not sooner than six months after the date of such termination.

Forfeiture Events.    An executive will forfeit the SERP benefit if his employment is terminated due to fraud, misappropriation, theft, embezzlement or intentional breach of fiduciary duty, he competes with the Company in the areas that it serves, he makes an unauthorized disclosure of trade or business secrets or privileged information, he is convicted of a felony connected with his employment or he makes a material misrepresentation in any document he provides to or for the Company.

Assumptions.    The assumptions used in calculating the present value of the accumulated benefit under the SERP are set forth in Footnote (2) to the 2011 Pension Benefits table above.

Additional Service.    The Company does not generally grant extra years of credited service under the SERP. The additional credited service which Mr. Ketchum has earned (as described in Footnote (1) to the 2011 Pension Benefits table above) for benefit amount purposes was intended to provide him with a meaningful SERP benefit, which he would not otherwise have been able to earn given his age and employment date.

Pension Plan

The Pension Plan is a tax-qualified pension plan covering all eligible U.S. employees of the Company. The Pension Plan was amended to cease future benefit accruals and to suspend the addition of any future participants for non-union employees, including the named executive officers, beginning on January 1, 2005. As a result, only Mr. Burke is a participant in the Pension Plan.

Benefit Formula.    With respect to Mr. Burke, benefits were accrued at the rate of 1.37% of compensation not in excess of $25,000 for each year of service plus 1.85% of compensation in excess of $25,000. For purposes of the Pension Plan, compensation generally includes regular or straight-time salary or wages, up to the applicable Internal Revenue Code limits. Mr. Burke does not earn any additional pension benefits after December 31, 2004. However, he continues to earn years of service for vesting and early retirement eligibility purposes.

Retirement Benefit.    Mr. Burke is not yet eligible for a normal or early retirement benefit under the Pension Plan. However, since he has completed five years of service, he is eligible for a deferred retirement benefit following termination of employment, beginning at age 65. He will become eligible for a reduced early retirement benefit at age 60 if he terminates employment with at least 15 years of vesting service.

Form of Benefit Payment.    The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity, which is the normal form of benefit for an unmarried participant. The normal form of benefit for a married participant is a joint and 50% survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving 50% of the reduced monthly amount for life.

Assumptions.    The assumptions used in calculating the present value of accumulated benefits under the Pension Plan are set forth in Footnote (2) to the 2011 Pension Benefits table above.

401(k) Savings and Retirement Plan

In order to make up in part the Pension Plan benefits that stopped accruing as of December 31, 2004, the Company amended its 401(k) Savings and Retirement Plan (the “401(k) Plan”) to provide retirement contributions for eligible non-union participants beginning in 2005.

The Company makes retirement contributions to a participant’s account each year under the 401(k) Plan in accordance with the following schedule:

Age + Completed Years of Service	% of Covered Pay
Less than 40	2
40-49	3
50-59	4
60 or more	5

The retirement contributions are subject to a three-year cliff vesting schedule, which includes credit for years of service earned prior to 2005 and begins on the participant’s date of hire. The retirement contributions made for each named executive officer are reflected in the “All Other Compensation” column of the Summary Compensation Table. All named executive officers, except Messrs. Polk and Figuereo, are fully vested in the retirement contributions as of December 31, 2011.

2011 Nonqualified Deferred Compensation

This table shows the contributions made by each named executive officer and the Company in 2011, the earnings accrued on the named executive officer’s account balances in 2011 and the account balances at December 31, 2011 under the 2008 Deferred Compensation Plan (the “2008 Plan”).

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings (Loss) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
Michael B. Polk	—	$70,250	—	—	$70,250
Mark D. Ketchum	$2,288,390	$8,750,637	($18,715)	$2,793,914	$11,951,200
Juan R. Figuereo	—	$149,567	($2,024)	—	$217,336
Jay D. Gould	—	$57,135	($11,443)	—	$260,272
William A. Burke	—	$74,584	($27,583)	—	$348,069
G. Penny McIntyre	$440,774	$159,342	($27,014)	—	$747,759

(1)	Executive Contributions in Last FY. In 2011, Mr. Ketchum deferred $2,288,390, and Ms. McIntyre deferred $440,774, of their 2010 bonuses payable in 2011, as reported in the Non-Equity Incentive Plan Compensation column (herein, “NEIPC column”) of the Summary Compensation Table (herein, “SCT”) for fiscal year 2010.

(2)	Company Contributions in Last FY. For 2011, the Company credited each named executive officer’s SERP Cash Account for these amounts under the 2008 Plan (except Mr. Ketchum due to his retirement in 2011), as reported in the All Other Compensation column (herein, the “AOC” column) of the 2011 SCT. However, for Mr. Ketchum this column reflects the present value of his SERP benefit of $8,750,637, which was credited to his SERP Cash Account effective as of January 1, 2012 on account of his retirement on June 30, 2011 and was paid to him in January 2012 together with his SERP Cash Account benefit of $937,019. See Footnote (4) below.

(3)	Aggregate Earnings (Loss) in Last FY. The investment earnings/loss for 2011 reported in this column for each named executive officer is not included in the 2011 SCT.

(4)	Aggregate Withdrawals/Distributions. During 2011, Mr. Ketchum received a scheduled withdrawal of $2,793,914 of his previously deferred employee contributions under the 2008 Plan. In January 2012, Mr. Ketchum received in a lump sum payment his SERP Cash Account benefit of $937,019, the present value of his SERP benefit of $8,750,637 credited to his SERP Cash Account on January 1, 2012 and the balance of his employee contributions of $2,263,544, for a total of $11,951,200. Following the foregoing distributions, Mr. Ketchum has no remaining benefits under the SERP or 2008 Plan.

(5)

Aggregate Balance at Last FYE.    The aggregate balance as of December 31, 2011 reported in this column for each named executive officer reflects amounts previously reported as compensation in the SCTs for the 2005 through 2011 fiscal years (except as noted below), all of which are payable under the 2008 Plan. The foregoing aggregate balances, therefore, include: (a) for Mr. Polk, a SERP Cash Account credit of $70,250 for 2011 (as reported in the 2011 SCT); (b) for Mr. Ketchum, his employee contributions of $786,304 from his 2006 base salary and 2005 bonus (as reported in the Salary and Bonus columns of the 2006 SCT), $2,303,766 from his 2006 bonus (as reported in the NEIPC column of the 2006 SCT), $2,288,390 from his 2010 bonus (as reported in the NEIPC column of the 2010 SCT), total SERP Cash Account credits of $811,692 (as reported in the 2005 through 2010 SCTs) and $8,750,637 as his final SERP benefit payment credited to his SERP Cash Account effective as of January 1, 2012 (see Footnote (4) above, which was not reported in a SCT); (c) for Mr. Figuereo, total SERP Cash Account credits of $218,884 (as reported in the 2009 through 2011 SCTs); (d) for

Mr. Gould, total SERP Cash Account credits of $142,967 (as reported in the 2009 through 2011 SCTs); (e) for Mr. Burke, total SERP Cash Account credits of $204,107 (as reported in the 2008, 2010 and 2011 SCTs; note that Mr. Burke was not a named executive officer for 2009); and (f) for Ms. McIntyre, an employee contribution of $440,774 from her 2010 bonus (as reported in the NEIPC column of the 2010 SCT) and total SERP Cash Account credits of $330,722 (as reported in the 2009 through 2011 SCTs). All SERP Cash Account credits are reported in the AOC column of the SCT.

2008 Deferred Compensation Plan

The Company maintains the 2008 Deferred Compensation Plan (2008 Plan). All of the named executive officers are eligible to participate in the 2008 Plan.

Participant Contributions.    For each calendar year, a participant can elect to defer up to 50% of his base salary and up to 100% of any cash bonus paid for the calendar year to the 2008 Plan. The deferred amounts are credited to an account established for the participant.

SERP Cash Account Feature.    Each executive with a title of Vice President or above after December 31, 2003 has a SERP Cash Account under the 2008 Plan. All named executive officers participate in the SERP Cash Account feature.

SERP Cash Account—Basic Contribution.    The Board has approved annual basic contribution credits to the SERP Cash Accounts, as provided under the table below. All named executive officers receive this basic contribution credit.

Age + Completed Years of Service	% of Compensation
Less than 40	3
40-49	4
50-59	5
60 or more	6

SERP Cash Account—Supplemental Contribution.    If the executive was not a participant in the SERP before January 1, 2007 (namely, Messrs. Polk and Figuereo and Ms. McIntyre), the executive also is credited with a supplemental contribution amount under his or her SERP Cash Account equal to 10% of annual compensation. The supplemental 10% contribution is provided in consideration for the executive not participating in the SERP.

Additional Contributions.    The Company may make additional matching and retirement contributions for participants whose Company matching and retirement savings contributions to the Company’s 401(k) Savings and Retirement Plan are reduced due to their deferring compensation under the 2008 Plan. None of the named executive officers received such additional matching and retirement contributions in 2011.

Compensation.    Compensation for purposes of the SERP Cash Account will depend mainly on the executive’s employment date and participation date in the SERP Cash Account under the 2008 Plan and its predecessor, the 2002 Deferred Compensation Plan.

For an executive who first participated in the SERP Cash Account on or after January 1, 2007 (namely, Messrs. Polk and Figuereo and Ms. McIntyre), as applicable for the basic contribution, compensation generally is the sum of his or her (1) base salary and certain related bonus amounts paid during the calendar year over the IRS maximum compensation limit for qualified retirement plans (i.e., $245,000 for 2011) and (2) management cash bonus paid in the same calendar year. However, for the supplemental 10% contribution, compensation generally is the sum of his or her (1) base salary and certain related bonus amounts paid during the calendar year and (2) management cash bonus (if any) paid in the same calendar year.

For an executive who first participated in the SERP Cash Account before January 1, 2007 (namely, Messrs. Ketchum, Burke and Gould), as applicable for the basic contribution, compensation generally is the sum of his (1) base salary and certain related bonus amounts paid during the calendar year and (2) management cash bonus (if any), as adjusted to equal the amount that would have been received by him under the Bonus Plan in effect for 2005.

Vesting.    A participant is fully vested in the portion of his or her account attributable to deferrals of salary and bonus. The SERP Cash Account portion vests over a 10-year period beginning at six years of credited service, at a rate equal to 10% per year with the participant becoming 100% vested after 15 years of credited service. In addition, a participant will become fully vested in the SERP Cash Account (1) upon employment on or after age 60, (2) upon death or disability during employment, (3) upon retirement under the Company’s retirement guidelines, if generally the sum of his or her age and service is 75 or more and he or she is at least 55 years old with five years of service, is not terminated for cause and enters into certain restrictive covenants with the Company or (4) upon a change in control of the Company, as defined in the 2003 Stock Plan. As of December 31, 2011, Mr. Ketchum is 100% vested in his SERP Cash Account balance, while Mr. Burke is 40% vested and Messrs. Polk, Figuereo and Gould and Ms. McIntyre are all 0% vested in their SERP Cash Account balances. Mr. Gould forfeited his SERP Cash Account benefit as a result of his non-vested termination of employment on January 1, 2012.

Investments.    Each participant’s account is credited with earnings and losses based on investment alternatives made available in the 2008 Plan and selected by the participant from time to time.

Plan Funding.    Upon a change in control of the Company, the Company will establish a grantor trust and contribute to the trust an amount equal to the aggregate account balances.

Distributions.    At the time a participant makes a deferral election, he or she must elect whether such amount is to be paid in a lump sum or in annual installments of not more than 10 years (five years in the case of in-service distributions). However, his or her account will be paid out in a lump sum upon termination of employment prior to attaining age 55. The payment or commencement of the benefits will be made in the year after the year of the participant’s termination of employment, but not sooner than six months after the date of such termination. A participant also may elect, at the time of his or her initial deferral election, to have deferrals paid in January of any year during his or her employment, provided that the payment date is at least two years after the year for which the election is effective and amounts subject to such payment election will become payable upon his or her termination of employment.

In addition, upon a participant’s death, his or her deferrals and Company contributions will be paid to his or her beneficiaries in accordance with the participant’s payment election for amounts payable on a termination of employment. Upon a participant’s termination of employment within two years following a change in control of the Company (for Internal Revenue Code Section 409A purposes), his or her entire undistributed account under the 2008 Plan will be paid in a lump sum on the first business day of the seventh month following the participant’s termination of employment. A participant may also request a distribution as necessary to satisfy an unforeseeable emergency.

Potential Payments Upon Termination or Change in Control of the Company

The Company provides certain additional benefits to eligible employees upon certain types of termination of employment, including termination of employment following a change in control of the Company or only upon a change in control of the Company. All named executive officers are eligible for benefits under these circumstances as of December 31, 2011, except Mr. Ketchum, who retired from the Company on June 30, 2011.

Termination of Employment Following a Change in Control

Employment Security Agreements

The Company has entered into Employment Security Agreements (“ESAs”) with each current named executive officer, as well as with certain other key employees, to provide benefits upon certain terminations of employment following a change in control of the Company. In August 2009, the Company began a practice of entering into ESAs that do not include tax gross-up benefits. As a result, Messrs. Polk’s and Figuereo’s ESAs differ from the ESAs of the other named executive officers in this and other respects described below.

In General:    Except as noted below with respect to Messrs. Polk’s and Figuereo’s ESAs, the ESAs provide for benefits upon either of two types of employment termination that occur within 24 months after a change in control of the Company: (i) an involuntary termination of the executive’s employment by the Company without “good cause”; or (ii) a voluntary termination of employment for “good reason”.

For purposes of the ESAs, a “change in control” generally means: (a) a person acquires 25% or more of the voting power of the Company’s outstanding securities; (b) a merger, consolidation or similar transaction that generally involves a change in ownership of at least 50% of the Company’s outstanding voting securities; (c) a sale of all or substantially all of the Company’s assets that generally involves a change in ownership of at least 50% of the Company’s outstanding voting securities; or (d) during any period of two consecutive years or less, the incumbent directors cease to constitute a majority of the Board.

Further, “good cause” exists under the ESAs if the executive in the performance of his or her duties engages in misconduct that causes material harm to the Company or the executive is convicted of a criminal violation involving fraud or dishonesty. Finally, “good reason” exists under the ESAs if there is a material diminution in the nature or the scope of the executive’s authority, duties, rate of pay or incentive or retirement benefits; the executive is required to report to an officer with a materially lesser position or title; the Company relocates the executive by 50 miles or more; or the Company materially breaches the provisions of the ESA.

The benefits provided upon such a termination of employment include the following (which are quantified in the table that follows this discussion):

•

A lump sum severance payment equal to the sum of (1) two times (three times in the case of Mr. Polk) the executive’s annual base salary, (2) two times (three times in the case of Mr. Polk) the executive’s bonus and (3) a pro-rata portion of the executive’s bonus for the year of the executive’s termination of employment.

•	All benefits under the SERP and the 2008 Plan (to the extent applicable to the named executive officer) become fully vested.

•

A lump sum amount equal to the sum of (1) the additional benefits that would have accrued under the SERP (if applicable to the executive) had he or she received service and compensation credit for the 24-month severance period, (2) the Company contributions that would have been made under the Company’s 401(k) Plan and 2008 Plan during the 24-month severance period and (3) the unvested portion of the executive’s benefits under the 401(k) Plan.

•

All Company stock options held by the executive will become immediately exercisable and remain exercisable until the earlier of three years thereafter or the remaining term of the options; all restrictions on any Company restricted securities and RSUs held by the executive will lapse; and all performance goals on Company performance-based awards will be deemed satisfied at the highest level.

•

Continued automobile expense reimbursement, coverage under all welfare plans generally for 24 months, outplacement services for six months and the payment of certain out of pocket expenses of the executive.

•	A gross-up payment to cover any excise and related income tax liability arising under Sections 4999 and 280G of the Internal Revenue Code as a result of any payment or benefit arising under the ESA.

The ESAs contain restrictive covenants that prohibit the executive from (1) associating with a business that is competitive with any line of business of the Company for which the executive provided services, without the Company’s consent and (2) soliciting the Company’s agents and employees. These restrictive covenants remain in effect during the 24-month severance period.

Messrs. Polk and Figuereo:    Messrs. Polk’s and Figuereo’s ESAs differ from the ESAs of the other named executive officers described above in the following respects:

•

“Good reason” will not exist if the Company’s reduction in benefits under an incentive or retirement plan is applicable to all other plan participants who are senior executives and either (1) the reduction is a result of an extraordinary decline in the Company’s earnings, share price or public image or (2) the reduction is done to bring the plan(s) in line with the compensation programs of comparable companies.

•	Messrs. Polk and Figuereo will not receive additional Company plan contributions for the 24-month severance period under the 401(k) Plan or 2008 Plan.

•	Messrs. Polk’s and Figuereo’s continued medical coverage will be provided in the form of subsidized COBRA coverage that extends generally for 24 months.

•	In the case of performance-based awards, all performance goals will be deemed satisfied at the target level, rather than the highest level.

•	The Company will not continue to reimburse Messrs. Polk or Figuereo for automobile expenses following their termination of employment.

•

Instead of providing the tax gross-up described above, Messrs. Polk’s and Figuereo’s ESAs provide for a reduction in amounts payable to them so that no excise tax would be imposed. However, a reduction in payments does not occur if the payment of the excise tax would produce a greater overall net after-tax benefit.

2010 Stock Plan

If any awards under the 2010 Stock Plan are replaced with equivalent equity awards upon a change in control, then upon a termination of employment without good cause or for good reason within two years following the change in control, all such awards become fully exercisable and all restrictions applicable to such awards will terminate or lapse.

For purposes of the 2010 Stock Plan, a “change in control” generally has the same meaning as applicable for the ESAs. Further, “good cause” exists if a participant willfully engages in misconduct that causes material harm to the Company or the participant is convicted of a criminal violation involving fraud or dishonesty. Finally, “good reason” exists if there is a material diminution in the nature or the scope of the executive’s authority, duties, rate of pay or incentive or retirement benefits; the Company relocates the executive by 50 miles or more; or the Company materially breaches the provisions of an award agreement.

SERP/2008 Deferred Compensation Plan

See the discussion under “2011 Pension Benefits—SERP” and “2011 Nonqualified Deferred Compensation—2008 Deferred Compensation Plan” for an explanation of the benefits payable to a named executive officer upon the executive’s termination of employment in connection with a change in control. For purposes of the SERP and 2008 Plan, a “change in control” is determined under the 2003 Stock Plan. See 2003 and 2010 Stock Plans, below.

Mr. Polk Compensation Arrangement

Under Mr. Polk’s Compensation Arrangement and ESA, the benefits payable to him upon his termination of employment following a change in control (or generally upon a change in control) are governed exclusively by the ESA, 2010 Stock Plan and 2008 Plan. Mr. Polk’s general severance benefits under his Compensation Arrangement apply only upon his qualifying termination of employment prior to a change in control, and, therefore, would not apply to his termination of employment after a change in control. For additional information see “Compensation Discussion and Analysis—Appointment of Michael Polk as President and CEO”.

Termination of Employment—No Change in Control

Company Severance Plans

As described above under the caption “Compensation Discussion and Analysis—Severance Plans”, the Company has two severance plans that provide benefits to non-union employees, including the named executive officers (except for Mr. Polk), who are involuntarily terminated.

The Supplemental Unemployment Pay Plan (“Supplemental Plan”) provides benefits in the event the named executive officer is terminated involuntarily without cause due to a plant closing, layoff, reduction in force, reorganization or other similar event. The amount of the monetary benefit is equal to one week of pay for each year of service (up to a maximum of 25 weeks), less an estimate of the governmental unemployment benefits available to the named executive officer. An extension of benefits (up to a maximum of 4 weeks) may be provided, in the sole discretion of the Company.

The Excess Severance Pay Plan (“Excess Plan”) provides benefits in the sole discretion of the Company any time a named executive officer is involuntarily terminated. The amount and duration of the monetary benefit is determined by the Company in its sole discretion, but the Company considers the executive’s position in the Company in addition to length of service in determining the amount and duration of the severance benefit.

Benefits are generally not paid under the Supplemental Plan if the named executive officer fails to qualify for state unemployment benefits or declines a reasonable offer of continued employment. Severance benefits are not paid under either plan if the named executive officer receives severance pursuant to a separate agreement that does not specifically provide for continued eligibility under the severance plans. Benefits under both plans are contingent upon the named executive officer’s execution of a release of claims against the Company. In addition, both plans provide continued health coverage pursuant to COBRA, with the named executive officer paying active employee premium rates for the duration of the severance period.

Monetary benefits under both plans are paid in installments on a periodic pay cycle. Under the Supplemental Plan, benefit payments and COBRA subsidy payments will stop if the named executive officer ceases to be eligible for state unemployment benefits or obtains other employment. Benefit payments and COBRA subsidy payments also stop under the Excess Plan if the named executive officer obtains other employment, but the Excess Plan provides for a discretionary benefit of up to 50% of the severance benefits that would have been paid for the remainder of the severance period.

2003 and 2010 Stock Plans

The following applies to stock options and restricted stock units issued under the 2003 and 2010 Stock Plans upon termination of employment, retirement generally and under the Company’s retirement guidelines, death or disability.

Stock Options:    In general, if an individual’s employment terminates for any reason other than death, disability or retirement, then all of his or her options expire on, and cannot be exercised after, the date of his or her termination. However, if the individual’s employment terminates due to death or disability, then all outstanding options fully vest and continue to be exercisable for one year following his or her termination (or the expiration of the term of the option, if earlier).

With respect to the transition stock options awarded to Mr. Polk pursuant to his Compensation Arrangement, in addition to the above, if he is involuntarily terminated (except for good cause or violation of the Company’s Code of Business Conduct and Ethics) or voluntarily terminates his employment for good reason, then all such outstanding options fully vest and continue to be exercisable for one year following his termination (or the expiration of the term of the option, if earlier).

If the individual’s employment terminates due to retirement at age 65 or later, then all outstanding options granted before 2008 (including Mr. Polk’s transition stock options) fully vest and continue to be exercisable until the earlier of one year following termination or the expiration of the term of the option. However, under the Company’s retirement guidelines, outstanding options granted in 2008 or later will vest and remain exercisable, if the individual is at least age 55 with five years of service, is not terminated for cause, enters into certain restrictive agreements with the Company, and meets certain age and service requirements in accordance with the following table:

Qualification	Options Granted in 2008 and Later
Age 65, or sum of age and years of service is at least 70	Unvested options immediately vest. Options remain exercisable until the earlier of ten years following termination or the expiration of the option term.

Sum of age and years of service is at least 65 but less than 70	Unvested options immediately vest. Options remain exercisable until the earlier of five years following termination or the expiration of the option term.

Sum of age and years of service is at least 60 but less than 65	Unvested options are cancelled. Vested options remain exercisable until the earlier of one year following termination or the expiration of the option term.

Restricted Stock Units (RSUs):    In general, if a named executive officer’s employment terminates for any reason other than death, disability or retirement, then his or her RSUs that have not yet vested are forfeited. However, if the named executive officer’s employment terminates due to death or disability, then all restrictions lapse, and all RSUs fully vest, on the date of his or her termination.

With respect to the transition RSUs awarded to Mr. Polk pursuant to his Compensation Arrangement, in addition to the above, if he is involuntarily terminated (except for good cause or violation of the Company’s Code of Business Conduct and Ethics) or voluntarily terminates his employment for good reason, then all his time-based RSUs shall vest and, with respect to his performance-based RSUs, (i) the two-year time vesting condition shall be deemed to be satisfied, and (ii) he shall retain any unvested performance-based RSUs until the applicable performance condition is met, if at all, prior to the expiration of the award on July 18, 2018. See “Compensation Discussion and Analysis—Appointment of Michael Polk as President and CEO” for additional information on the terms and conditions of the stock options and RSUs awarded to him pursuant to his Compensation Arrangement.

If the named executive officer’s employment terminates due to retirement, under the Company’s retirement guidelines, a portion of the unvested RSUs become vested if the individual is at least age 55 with five years of service, is not terminated for cause, enters into certain restrictive agreements with the Company, and meets certain age and service requirements, depending upon the date and nature of the grant, in accordance with the following table:

Qualification	RSUs Granted in 2009	Time-Based RSUs Granted in 2010 and Later	Performance-Based RSUs Granted in 2010 and Later
Age 65, or sum of age and years of service is at least 75	100% of pro-rata value at target payout, if applicable	100% of any awards made at least 12 months from date of retirement, plus 100% of pro-rata value of any award made less than 12 months prior to retirement.	Awards continue to
vest per the terms of
the award agreement
and are paid based
on actual Company
performance. At the
end of the vesting
period, (i) eligible for
100% vesting of
awards that were
awarded at least 12
months from date of
retirement and (ii)
eligible for 100% of
pro-rata value of any
awards that were
awarded less than 12
months from date of
retirement.

Sum of age and years of service is at least 70 but less than 75	75% of pro-rata value at target payout, if applicable	75% of pro-rata value	Awards will continue
to vest per the terms
of the award
agreement and are
paid based on actual
Company
performance. At the
end of the vesting
period, eligible for
75% of pro-rata value
of award that vested
per the agreement.

Sum of age and years of service is at least 65 but less than 70	50% of pro-rata value at target payout, if applicable	50% of pro-rata value	Awards will continue
to vest per the terms
of the award
agreement and are
paid based on actual
Company
performance. At the
end of the vesting
period, eligible for
50% of pro-rata value
of award that vested
per the agreement.

Qualification	RSUs Granted in 2009	Time-Based RSUs Granted in 2010 and Later	Performance-Based RSUs Granted in 2010 and Later
Sum of age and years of service is at least 60 but less than 65	25% of pro-rata value at target payout, if applicable	25% of pro-rata value	Awards will continue
to vest per the terms
of the award
agreement and are
paid based on actual
Company
performance. At the
end of the vesting
period, eligible for
25% of pro-rata value
of award that vested
per the agreement.

The pro-rata award generally is determined by dividing the months of employment during the three-year vesting period by 36. The transition RSUs awarded to Mr. Polk pursuant to his Compensation Arrangement are not subject to the above retirement guidelines. See “Compensation Discussion and Analysis—Appointment of Michael Polk as President and CEO”.

Additional Provisions:    The Board of Directors may condition the grant of an equity award upon the executive entering into one or more agreements with the Company not to compete with, or solicit the customers or employees of, the Company. Further, in the event of the executive’s termination of employment with the Company generally without cause, the Board has the discretion to accelerate the date as of which any stock option may become exercisable or to accelerate the date as of which the restrictions will lapse with respect to RSUs or other awards. Further, additional provisions may apply under the terms of the executive’s individual award letter.

Management Cash Bonus Plan

Under the Company’s retirement guidelines, an executive will be eligible for a bonus payment based on his or her current year earnings and paid at the normal bonus timetable, subject to attainment of his or her annual performance goal, if the individual is at least age 55 with five years of service, is not terminated for cause, enters into certain restrictive agreements with the Company and the sum of his or her age and years of service is at least 60.

SERP/2008 Deferred Compensation Plan

The vesting provisions that apply to a named executive officer’s benefits under the SERP and 2008 Plan can depend on the circumstances under which his or her employment terminates. See the discussion under the caption “Retirement Plans.”

Under the SERP, assuming a termination of employment on December 31, 2011 for other than death, no current named executive officer who participates in the SERP would be entitled to a SERP benefit. However, upon a termination of employment on December 31, 2011 due to death, each named executive officer who participates in the SERP would be entitled to a special preretirement death benefit, in lieu of any retirement benefit under the SERP.

Under the 2008 Plan, assuming a termination of employment on December 31, 2011 due to death or disability, each current named executive officer would be entitled to the entire balance of his or her 2008 Plan accounts as reported in the “Aggregate Balance at Last FYE” column of the 2011 Nonqualified Deferred Compensation table. However, Mr. Burke already is 40% vested in such balance as of December 31, 2011 under the SERP Cash Account vesting schedule.

Mr. Polk Compensation Arrangement

For additional information regarding Mr. Polk’s Compensation Arrangement and the benefits payable to him in the event he is involuntarily terminated except for good cause prior to a change in control or voluntarily terminates for good reason, see “Compensation Discussion and Analysis—Appointment of Michael Polk as President and CEO”.

Change in Control Only—No Termination of Employment

2003 and 2010 Stock Plans

Under the 2003 Stock Plan, upon a change in control of the Company, (1) all options become fully vested and continue to be exercisable by their terms, (2) all restrictions on restricted securities lapse and such securities are fully vested and (3) all performance goals applicable to any award are deemed met at the highest level. These benefits do not require any termination of employment.

Under the 2010 Stock Plan, upon a change in control of the Company, (1) all awards that are subject to performance goals become fully exercisable, without restriction, as though the performance goals were met at the level that provides for a target payout and (2) all other awards that are not replaced with equivalent equity awards become fully exercisable without restriction. Awards that are earned but not paid become immediately payable in cash. These benefits do not require any termination of employment.

For purposes of the 2003 and 2010 Stock Plans, a “change in control” generally has the same meaning as applicable for the ESAs. See Employment Security Agreements, above.

SERP/2008 Deferred Compensation Plan

See the discussion under “2011 Pension Benefits—SERP” and “2011 Nonqualified Deferred Compensation—2008 Deferred Compensation Plan” for the vesting of a named executive officer’s benefits under the SERP and 2008 Plan upon a change in control of the Company. For purposes of the SERP and 2008 Plan, a “change in control” has the same meaning as applicable under the 2003 Stock Plan. For purposes of the 2003 Stock Plan, a “change in control” generally has the same meaning as applicable for the ESAs.

Mr. Polk Compensation Arrangement

Under Mr. Polk’s ESA, all performance criteria of his transition performance-based RSUs awarded to him pursuant to his Compensation Arrangement are deemed fully satisfied upon the occurrence of a change in control of the Company (without regard to his termination of employment).

Departing Executives

Mr. Ketchum Retirement

Effective June 30, 2011, Mr. Ketchum retired as the Company’s President and Chief Executive Officer. In connection with his retirement, Mr. Ketchum and the Company entered into a Retirement Agreement that supersedes his ESA and exclusively governs his remaining benefits from the Company. See “Compensation Discussion and Analysis—Ketchum Retirement Agreement” for an explanation of the benefits payable to Mr. Ketchum on account of his retirement and the sections entitled “2011 Pension Benefits” and “2011 Nonqualified Deferred Compensation” for the amounts of his pension and nonqualified deferred compensation benefits paid to him as a result of his retirement. Under his Retirement Agreement, Mr. Ketchum is not entitled to any benefits upon a change in control, nor any additional benefits upon his retirement or termination of employment other than as provided in his Retirement Agreement or as generally provided pursuant to the terms of the 2003 and 2010 Stock Plans.

Mr. Gould Separation

Effective January 1, 2012, Mr. Gould terminated employment from the Company, pursuant to the terms of his Separation Agreement with the Company. The Separation Agreement supersedes his ESA and exclusively governs his remaining benefits from the Company. See “Compensation Discussion and Analysis—Gould Separation Agreement” for an explanation of the benefits payable to Mr. Gould on account of his separation and the sections entitled “2011 Pension Benefits” and “2011 Nonqualified Deferred Compensation” for the forfeiture of his pension and nonqualified deferred compensation benefits. Under his Separation Agreement, Mr. Gould is not entitled to any benefits upon a change in control, nor any additional benefits upon his termination of employment other than as provided in the Separation Agreement. However, because he was a named executive officer and employed as of December 31, 2011, Mr. Gould’s compensation and benefits upon a change in control or termination of employment are nevertheless reflected in the following tables. Under his Separation Agreement, Mr. Gould could have received up to $626,035 in salary continuation, $6,326 in COBRA continuation coverage, $16,275 in car allowance and $20,000 of outplacement services. However, because he secured another position, he received only $306,731 in salary continuation and his car allowance was discontinued.

Additional Benefits for Termination or Change in Control Scenarios

The tables set forth below quantify the additional compensation and benefit amounts that would be payable to each named executive officer under the change in control and/or termination of employment scenarios described above if such events occurred as of December 31, 2011.

Termination of Employment Following a Change in Control

The amounts set forth in this table would be payable to or for each named executive officer, assuming a change in control of the Company and termination of employment of the named executive officer on December 31, 2011.

Name	Michael B. Polk	Juan R. Figuereo	Jay D. Gould	William A. Burke	G. Penny McIntyre
Two/Three Times Base Salary	$3,600,000	$1,090,000	$1,100,000	$1,120,000	$1,160,000
Two/Three Times Target Bonus	4,860,000	872,000	880,000	896,000	928,000
Prorata Bonus	1,620,000	436,000	440,000	448,000	464,000
Accrued Unvested Retirement Benefits—SERP(1)	—	—	39,686	685,920	—
Accrued Unvested Retirement Benefits—SERP Cash Account(2)	70,250	217,336	260,272	208,841	329,411
Accrued Unvested Retirement Benefits—401(k) Plan	9,800	18,329	—	—	—
Additional Accruals for Severance Period—SERP(3)	—	—	307,640	558,100	—
Additional Accruals for Severance Period—SERP Cash Account	—	—	132,330	134,736	288,200
Additional Accruals for Severance Period—401(k) Plan	—	—	40,000	45,000	40,000
Value of Unvested Stock Options(4)	225,872	191,271	787,852	781,451	705,608
Value of Unvested Restricted Stock Units(5)	13,754,535	2,088,082	3,591,841	3,466,129	2,170,802
Welfare Benefits for Severance Period(6)	20,963	21,214	19,904	27,243	25,804
Automobile Expenses for Severance Period	—	—	38,400	38,400	38,400
Outplacement Services (6 mos.)	7,500	7,500	7,500	7,500	7,500
Tax Gross-Up (§280G)(7)	—	—	2,659,525	2,931,874	2,059,516
Reduction (§280G)(8)	(—)	(—)	—	—	—

Total	$24,168,920	$4,941,732	$10,304,950	$11,349,194	$8,217,241

(1)

Accrued Unvested Retirement Benefits—SERP.    Amounts in this row are equal to the present value of the accumulated unvested benefit payable to each applicable named executive officer under the SERP as of December 31, 2011. None of the named executive officers who participate in the SERP (namely, Messrs. Burke and Gould) are vested under the SERP. Assumptions used in determining these amounts include a 5.25% discount rate and the RP-2000 projected to 2017 Combined Healthy

Mortality Table, except using a unisex mortality table and without reduction for mortality risk before age 65, which are the actuarial assumptions to determine present value under the SERP assuming termination of employment on December 31, 2011. See “Retirement Plans—SERP,” above.

(2)	Accrued Unvested Retirement Benefits—SERP Cash Account. Amounts in this row represent the unvested portion of the named executive officer’s SERP Cash Account under the 2008 Deferred Compensation Plan as of December 31, 2011 (including the SERP Cash Account contribution for 2011 credited in 2012). Mr. Burke is previously 40% vested in his SERP Cash Account benefit. None of the other named executive officers are vested in their SERP Cash Account benefits.

(3)	Additional Accruals for Severance Period—SERP. Amounts in this row are equal to the incremental present value of the accumulated benefit payable to each applicable named executive officer under the SERP as of December 31, 2011, resulting from crediting each individual with an additional two years of service and compensation under the SERP. These amounts apply to the named executive officers who participate in the SERP (namely, Messrs. Burke and Gould). See Footnote (1) above for the assumptions to determine these amounts.

(4)	Value of Unvested Stock Options. Amounts in this row represent the value of stock options that would vest upon a change in control and termination of employment on December 31, 2011 pursuant to the terms of the executive’s ESA and applicable stock plan. The value of the stock options is based on the difference between the exercise price and the closing market price of the Company’s stock as reported in The Wall Street Journal for December 30, 2011 ($16.15).

(5)	Value of Unvested Restricted Stock Units. Amounts in this row represent the value of the RSUs that would vest upon a change in control and termination of employment on December 31, 2011 pursuant to the terms of the executive’s ESA and applicable stock plan. Performance-based RSUs are paid out as if the performance targets are achieved at the maximum level under the 2003 Stock Plan and at the target level under the 2010 Stock Plan. The value of the RSUs is based on the closing market price of the Company’s stock as reported in The Wall Street Journal for December 30, 2011 ($16.15).

(6)	Welfare Benefits for Severance Period. Amounts in this row consist of projected premiums for life, medical, dental, vision, accidental death and disability and disability policies, reduced by the amount of projected employee premiums and employee paid administrative charges, during the 24 month severance period for each named executive officer. Projections assume no increase in premiums over the severance period.

(7)	Tax Gross Up (§280G). Amounts in this row reflect the value of the Company’s gross-up payment to the executive to cover any excise and related income tax liability arising under Sections 4999 and 280G of the Internal Revenue Code, which applies to Messrs. Burke and Gould and Ms. McIntyre under their respective ESAs.

(8)	Payment Reduction (§280G). Amounts in this row reflect the value, if any, of the reduction in payments to avoid any excise and related income tax liability arising under Sections 4999 and 280G of the Internal Revenue Code, which applies to Messrs. Polk and Figuereo under their respective ESAs. However, a reduction in payments would not occur for 2011 under their ESAs because the payment of an excise tax of $4,289,406 and $643,717 by Mr. Polk and Mr. Figuereo, respectively, would produce a greater overall net after-tax benefit to them.

Death, Disability or Termination of Employment, Without a Change in Control

The amounts set forth in this table would be payable to or for each named executive officer, assuming no change in control of the Company and that the named executive officer terminated employment on December 31, 2011, including on account of death, disability or retirement.

Name	Michael B. Polk	Juan R. Figuereo	Jay D. Gould	William A. Burke	G. Penny McIntyre
Continued Salary(1)	$2,400,000	$817,500	$825,000	$840,000	$870,000
Target Bonus(2)	1,620,000	—	—	—	—
Continued Health Payment/ Coverage(3)	14,937	11,202	9,307	11,202	11,202
Value of Unvested Stock Options(4)	225,872	191,271	787,852	781,451	705,608
Value of Unvested Restricted Stock Units(5)	2,820,210	1,683,040	2,329,040	2,249,001	1,440,790
SERP Benefits(6)	—	—	1,756,852	2,582,937	—
SERP Cash Account Benefits(7)	70,250	217,336	260,272	208,841	329,411

(1)	Continued Salary. Under Mr. Polk’s Compensation Agreement, he would receive 24 months of salary continuation upon his involuntary termination of employment except for good cause or voluntary termination for good reason. For all other named executive officers, amounts in this row are payable pursuant to the Company’s severance plans, assuming 18 months of severance, which is the mid-point of the range of severance provided for under the plans and is consistent with the Company’s actual practice in granting severance to executives with levels of service similar to those of the named executive officers.

(2)	Target Bonus. Under Mr. Polk’s Compensation Arrangement, he would be eligible for a pro-rated annual cash bonus for the year of his involuntary termination of employment except for good cause or voluntary termination for good reason (which is estimated in the table using a 100% achievement percentage). For all other named executive officers, no executive would be entitled to bonus for the year of their termination of employment. Further, under the Company’s retirement guidelines, none of the named executive officers would vest in their target bonus upon their respective retirements.

(3)	Continued Health Payment/Coverage. Under Mr. Polk’s Compensation Arrangement, upon his involuntary termination of employment except for good cause or voluntary termination for good reason, he would receive a lump sum cash payment for COBRA continuation of medical and dental benefits (but not vision benefits) for 24 months equal to the difference between the COBRA premium and coverage rates for active employees. For all other named executive officers, amounts in this row reflect continued health benefits pursuant to the Company’s severance plans and consist of projected premiums for health benefits (medical, dental and vision) during an 18 month severance period, reduced by the projected employee premiums and employee paid administrative charges. Projections assume no increase in premiums over the severance period.

(4)	Value of Unvested Stock Options. Under Mr. Polk’s Compensation Arrangement, upon his involuntary termination of employment except for good cause or voluntary termination for good reason, or upon his death or disability, he would become fully vested in his transition stock options, with a one year exercise window. For all other named executive officers, amounts in this row represent the value of stock options that would vest upon death or disability on December 31, 2011 pursuant to the terms of the grant award. The value of the stock options is based on the difference between the exercise price and the closing market price of the Company’s stock as reported in The Wall Street Journal for December 30, 2011 ($16.15). Under the Company’s retirement guidelines, none of the named executive officers in the above table would vest in their stock options upon their respective retirements.

(5)

Value of Unvested Restricted Stock Units.    Under Mr. Polk’s Compensation Arrangement, upon his involuntary termination of employment except for good cause or voluntary termination for good reason, or upon his death or disability, he would become fully vested in his transition time-based RSUs and retain his transition performance-based RSUs to the extent not already vested. However, as of December 31, 2011, none of Mr. Polk’s performance-based RSUs had met the applicable performance conditions (relating to the Company’s stock price) and, therefore, no amount is included in the table for these RSUs. For all other named executive officers, amounts in this row represent the value of the RSUs that would vest upon death or disability on December 31, 2011 pursuant to the terms of the grant award. The value of the RSUs is based on the closing market price of the Company’s stock as reported in The Wall Street Journal for December 30, 2011 ($16.15), and reflects the payment of performance-based RSUs as if the performance targets are achieved at the target level. Under the Company’s retirement guidelines, none of the named executive officers in the above table would vest in their RSUs upon their respective retirements.

(6)	SERP Benefits. Messrs. Polk and Figuereo and Ms. McIntyre do not participate in the SERP. For Messrs. Gould and Burke who participate in the SERP, amounts in this row represent the death benefit payable under the SERP on account of the applicable named executive officer’s death on December 31, 2011, as the present value of the special preretirement death benefit under the SERP (paid in lieu of any retirement benefit under the SERP) and in which an executive becomes automatically vested upon his or her death during employment. None of the named executive officers in the above table who participate in the SERP (namely, Messrs. Burke and Gould) are vested under the SERP. See Footnote (1) of the immediately preceding table for the assumptions used to determine this amount.

(7)	SERP Cash Account Benefits. Under Mr. Polk’s Compensation Arrangement, upon his involuntary termination of employment except for good cause or voluntary termination for good reason, or upon his death or disability, he would become fully vested in his SERP Cash Account balance as shown in the table as of December 31, 2011. For all other named executive officers, amounts in this row represent the death or disability benefit payable under the SERP Cash Account on account of the applicable named executive officer’s death or disability on December 31, 2011. Please refer to Footnote (2) of the immediately preceding table for a description of amounts in this row.

Change in Control—No Termination of Employment

The amounts set forth in this table would be payable to or for each named executive officer, assuming a change in control of the Company on December 31, 2011.

Name	Michael B. Polk	Juan R. Figuereo	Jay D. Gould	William A. Burke	G. Penny McIntyre
Value of Unvested Stock Options(1)	$225,872	$191,271	$787,852	$781,451	$705,608
Value of Unvested Restricted Stock Units(2)	13,754,535	2,088,082	3,266,870	3,159,215	1,845,832
Accrued Unvested Retirement Benefits—SERP(3)	—	—	39,686	685,920	—
Accrued Unvested Retirement Benefits—SERP Cash Account(4)	70,250	217,336	260,272	208,841	329,411

(1)	Value of Unvested Stock Options. Amounts in this row represent the value of stock options under would vest upon a change in control on December 31, 2011 under the relevant award agreement. The value of the stock options is based on the difference between the exercise price and the closing market price of the Company’s stock as reported in The Wall Street Journal for December 30, 2011 ($16.15).

(2)	Value of Unvested Restricted Stock Units. Amounts in this row represent the value of RSUs that would vest upon a change in control on December 31, 2011 under the terms of the applicable stock plan. Performance-based RSUs are paid-out as if the performance targets are achieved at the maximum level under the 2003 Stock Plan and at the target level under the 2010 Stock Plan. The value of the RSUs is based on the closing market price of the Company’s stock as reported in The Wall Street Journal for December 30, 2011 ($16.15).

(3)	Accrued Unvested Retirement Benefits—SERP. Please refer to Footnote (1) of the Termination of Employment Following a Change in Control table for a description of the amounts in this row.

(4)	Accrued Unvested Retirement Benefits—SERP Cash Account. Please refer to Footnote (2) of the Termination of Employment Following a Change in Control table for a description of the amounts in this row.

2011 Director Compensation

This table discloses all compensation provided to each non-employee director of the Company in 2011.

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Thomas E. Clarke	$110,000	$99,985	$209,985
Kevin C. Conroy	$75,000	$99,985	$174,985
Scott S. Cowen	$115,000	$99,985	$214,985
Michael T. Cowhig	$300,000	$99,985	$399,985
Elizabeth Cuthbert-Millett	$100,000	$99,985	$199,985
Domenico De Sole	$100,000	$99,985	$199,985
Mark D. Ketchum(3)	$50,000	—	$50,000
Cynthia A. Montgomery	$100,000	$99,985	$199,985
Michael B. Polk(4)	$50,000	$99,985	$154,707
Steven J. Strobel	$100,000	$99,985	$199,985
Michael A. Todman	$100,000	$99,985	$199,985
Raymond G. Viault	$110,000	$99,985	$209,985

(1)	Includes all meeting and retainer fees paid or deferred pursuant to the Company’s 2008 Deferred Compensation Plan.

(2)	Stock Awards. The amount in this column reflects the grant date fair value of the award of 5,364 RSUs to each director on May 11, 2011 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The RSUs vest on the first anniversary of the date of grant. The number of RSUs granted to each non-employee director (except for Mr. Ketchum, who did not receive an award), was determined by dividing $100,000 by the fair market value of a share of common stock on the date of grant, $18.64. In addition to the RSUs shown in the table, the following directors have the following number of options outstanding as of December 31, 2011: Dr. Clarke, 29,066; Dr. Cowen, 25,066; Mr. Cowhig, 25,066; Ms. Cuthbert-Millett, 25,066; Mr. De Sole, 10,000; Mr. Ketchum, 2,062,030; Ms. Montgomery, 25,066; Mr. Polk, 225,872; Mr. Strobel, 21,066; Mr. Todman, 15,353; and Mr. Viault, 33,066.

(3)	Mark D. Ketchum. Mr. Ketchum became a non-employee director of the Company on July 1, 2011.

(4)	Michael B. Polk. Mr. Polk was a non-employee-director of the Company until July 18, 2011 when he became President and Chief Executive Officer.

Non-employee directors of the Company are paid an annual cash retainer of $100,000 (the Chairman, Mr. Cowhig, is paid an annual retainer of $300,000). An additional annual cash retainer of $15,000 is paid to the Chairperson of the Audit Committee. An additional cash retainer of $10,000 is paid to the Chairperson of each of the Nominating/Governance Committee and the Organizational Development and Compensation Committee. Each director is eligible to participate in the Company’s 2008 Deferred Compensation Plan and is permitted to defer up to 100% of director fees under the terms of that plan. Non-employee directors also receive an annual RSU award valued at $100,000, with the number of RSUs determined by the fair market value of a share of the Company’s common stock on the date of grant. The RSU award is typically made in May of each year and vests on the first anniversary of the date of grant. The 2010 Stock Plan provides for discretionary grants to non-employee directors of stock options, stock awards and stock units.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of December 31, 2011, relating to equity compensation plans of the Company under which the Company’s common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders	23,552,986	$21.16	12,227,389
Equity compensation plans not approved by security holders	N/A	N/A	N/A

TOTAL:	23,552,986	$21.16	12,227,389

(1)	The number shown in column (a) is the number of shares that, as of December 31, 2011, may be issued upon exercise of outstanding options (15,359,729 options outstanding as of December 31, 2011) and vesting of RSUs (6,054,110 RSUs outstanding as of December 31, 2011) under the stockholder-approved 2010 Stock Plan, the 2003 Stock Plan and 1993 Option Plan. The 6,054,110 RSUs are comprised of 3,914,963 time-based RSUs and 2,139,147 performance-based RSUs. Performance-based RSUs, depending on the level of achievement of a total shareholder return performance goal, may be adjusted up to a maximum of 200%, or down to a minimum of 0% of the number of performance-based RSUs granted. For purposes of this table, the number of performance-based RSUs reflects the maximum potential adjustment of 200%, or 4,278,294 shares of common stock issuable upon vesting of performance-based RSUs.

(2)	The price shown in column (b) is the weighted-average exercise price of outstanding stock options (excludes RSUs, which vest at no cost to participants).

(3)	The amount shown in column (c) is the number of shares that, as of December 31, 2011, may be issued upon exercise of options and other equity awards that may be granted in the future under the 2010 Stock Plan. For purposes of this table, the availability calculation assumes that the performance-based RSUs granted under the 2010 Stock Plan will vest at the maximum potential adjustment of 200%. In the event the performance-based RSUs granted under the 2010 Stock Plan pay out at target, or 100%, the number of securities available for future issuance under the 2010 Stock Plan would be approximately 13.4 million.

CERTAIN BENEFICIAL OWNERS

As of March 16, 2012, the only persons or groups that are known to the Company to be the beneficial owners of more than five percent of the outstanding common stock are:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding
The Bank of New York Mellon Corporation and related entities c/o The Bank of New York Mellon Corporation One Wall Street, 31st Floor New York, New York 10286	17,479,783	6.0	%(1)

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	14,905,147	5.1	%(2)

(1)	As reported in a statement on Schedule 13G/A filed with the SEC on January 30, 2012 by The Bank of New York Mellon Corporation and related entities. According to the filing, Bank of New York Mellon Corporation has sole voting power over 13,412,442 of such shares, shared voting power over 13,159 of such shares, sole dispositive power over 17,386,797 of such shares and shared dispositive power over 50,020 of such shares.

(2)	As reported in a statement on Schedule 13G filed with the SEC on February 8, 2012 by The Vanguard Group, Inc. According to the filing, The Vanguard Group, Inc. has sole voting power over 405,087 of such shares, sole dispositive power over 14,500,060 of such shares and shared dispositive power over 405,087 of such shares.

The following table sets forth information as to the beneficial ownership of shares of common stock of each director, including each nominee for director, and each named executive officer and all directors and executive officers of the Company, as a group. Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of common stock set forth.

	Common Stock Beneficially Owned on March 1, 2012
Name of Beneficial Owner	Number of Shares		Percent of Class Outstanding
Thomas E. Clarke	58,176	(1)	*
Kevin C. Conroy	0		*
Scott S. Cowen	68,962	(1)(2)	*
Michael T. Cowhig	51,176	(1)	*
Elizabeth Cuthbert-Millett	234,816	(1)(3)	*
Domenico De Sole	28,088	(1)	*
Mark D. Ketchum	2,488,124	(1)	*
Cynthia A. Montgomery	52,276	(1)	*
Michael B. Polk	103,254		*
Steven J. Strobel	44,176	(1)	*
Michael A. Todman	36,123	(1)	*
Raymond G. Viault	63,989	(1)	*
Juan R. Figuereo	0		*
Jay D. Gould	271,325	(1)	*
William A. Burke	289,919	(1)	*
G. Penny McIntyre	33,774		*
All directors and executive officers as a group	4,890,261	(1)	1.6

*	Represents less than 1% of the Company’s outstanding common stock.

(1)	Includes shares issuable pursuant to stock options and RSUs currently exercisable or exercisable or vesting within 60 days of March 1, 2012 as follows: Dr. Clarke, 27,995 shares; Dr. Cowen,

23,995 shares; Mr. Cowhig, 23,995 shares; Ms. Cuthbert-Millett, 23,995 shares; Mr. De Sole, 8,000 shares; Mr. Ketchum, 2,062,030 shares; Dr. Montgomery, 23,995 shares; Mr. Strobel, 19,995 shares; Mr. Todman, 14,282 shares; Mr. Viault, 31,995 shares; Mr. Burke, 226,600 shares; Mr. Gould, 76,500 shares; and all directors and executive officers as a group, 3,362,604 shares.

(2)	Includes 1,220 shares owned by Dr. Cowen’s wife.

(3)	Includes 55,826 shares owned by Ms. Cuthbert-Millett as custodian for her two children.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report to stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The Audit Committee, which is appointed annually by the Board of Directors, currently consists of four directors, all of whom are “independent directors” and meet the other qualification requirements under the applicable rules of the New York Stock Exchange. The Audit Committee acts under a written charter which was most recently approved by the Board of Directors on November 9, 2011.

In accordance with rules adopted by the Securities and Exchange Commission, the Audit Committee of the Company states that:

•	The Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2011.

•

The Audit Committee reviewed and discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards , Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•

The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the independent accountant’s independence from the Company.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the members of the Audit Committee:

Scott S. Cowen, Chair

Domenico De Sole

Steven J. Strobel

Michael A. Todman

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year 2012. Representatives of Ernst & Young LLP are expected to be present at the annual meeting to answer appropriate questions and, if they so desire, to make a statement. If the stockholders should fail to ratify the appointment of the independent registered public accounting firm, the Audit Committee would reconsider the appointment.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2012.

Fees of Independent Registered Public Accounting Firm for 2011 and 2010

Description of Fees	Amount of Fees Billed by Ernst & Young LLP in Fiscal Year 2011 (In millions)	Amount of Fees Billed by Ernst & Young LLP in Fiscal Year 2010 (In millions)
Audit Fees(1)	$6.8	$5.4
Audit-Related Fees(2)	0.7	0.2
Tax Fees(3)	—	0.4
All Other Fees	—	—

(1)	Includes fees for professional services rendered for the audits of the Company’s annual consolidated financial statements and internal control over financial reporting, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, statutory audits required internationally and for other services that only the Company’s independent registered public accounting firm can reasonably provide.

(2)	Includes fees for professional services rendered related primarily to audits of employee benefit plans and examinations of internal controls in accordance with Statement on Standards for Attestation Engagements No. 16, Reporting on Controls at a Service Organization.

(3)	Includes fees for domestic tax advice and planning.

Pre-Approval Policies and Procedures of the Audit Committee

The Audit Committee has adopted a Policy for Pre-Approval of Audit and Non-Audit Services Provided by an External Audit Firm (the “Policy”). The Policy sets forth the procedures and conditions for pre-approving audit and permitted non-audit services to be performed by the independent registered public accounting firm responsible for auditing the Company’s consolidated financial statements or any separate financial statements that will be filed with the SEC.

This Policy provides that the Audit Committee may either pre-approve proposed audit and non-audit services provided by the Company’s independent registered public accounting firm based upon a description of the specific services to be provided, or on a case-by-case basis, without consideration of specific services. Non-audit services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm, including, among other things, certain consultations concerning financial accounting and reporting standards, closing balance sheet audits pertaining to Company dispositions and assurance services in connection with securities offerings. In determining whether to pre-approve a service, the Policy requires the Audit Committee to consider whether the particular service is sufficiently described so that the Audit Committee can make a well-reasoned assessment of the impact of the service on the firm’s independence and so that the pre-approval does not result in a delegation to management of the Audit Committee’s responsibility. Additionally, the Audit Committee must consider whether the provision of each service (a) places the independent registered public accounting firm in the position of auditing its own work, (b) results in the independent registered public accounting firm acting as management or an employee of the Company or (c) places the independent registered public accounting firm in a position of being an advocate for the Company. Pursuant to the Policy, the Company may not under any circumstances engage the independent registered public accounting firm to provide any service that is prohibited by applicable law.

For the fiscal year ended December 31, 2011, no Audit-Related Fees, Tax Fees or Other Fees disclosed above were approved in reliance on the exceptions to pre-approval requirements set forth in 17 CFR 210.2-01(c)(7)(i)(C).

The Audit Committee of the Company’s Board of Directors has considered whether the provision of non-audit services by Ernst & Young LLP for the fiscal year ended December 31, 2011 is compatible with maintaining such firm’s independence.

PROPOSAL 3—APPROVAL OF AMENDMENT TO NEWELL RUBBERMAID’S RESTATED

CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD

AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

After careful consideration, the Board of Directors unanimously has approved, and recommends that the Company’s stockholders approve, an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of all directors (the “Declassification Amendment”) as described below and set forth on Appendix A.

The Declassification Amendment

Article SIXTH of the current Restated Certificate of Incorporation divides the Board of Directors into three classes, each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, and members of each class are elected to serve for staggered three-year terms.

If the Declassification Amendment is approved by the stockholders, then commencing with the class of directors standing for election at the 2013 annual meeting of stockholders, directors will stand for election for one-year terms expiring at the next succeeding annual meeting of stockholders, and beginning with the 2015 annual meeting of stockholders all of the directors will stand for election for one-year terms. As the Declassification Amendment would not shorten the existing term of a director, the directors who have been elected to three-year terms prior to the effectiveness of the Declassification Amendment (including directors elected at the 2012 Annual Meeting) will hold office until the end of their three-year terms. In all cases, each director will hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Any director appointed to the Board of Directors to fill a vacancy or to fill newly created director positions resulting from an increase in the number of directors would serve the remainder of the term of that position. In addition, as required by Delaware law, the Restated Certificate of Incorporation will be amended to provide that directors may be removed from office with or without cause (except that directors serving in one of the remaining classes may be removed only for cause) by holders of a majority of the shares then entitled to vote at an election of directors.

The Rationale

The Board of Directors is committed to good corporate governance and has periodically considered the advantages and disadvantages of maintaining a classified board. In the past, the Board of Directors had concluded that a classified board structure was in the best interests of the Company and its stockholders. A classified board structure generally provides continuity and stability of leadership since a majority of directors will have prior experience with, and knowledge of, the Company’s business and strategy. A classified board structure may also enhance stockholder value in the event of an unsolicited takeover attempt by providing the board with additional leverage to negotiate on an arms-length basis with an entity seeking control of the Company.

However, the Board of Directors has recognized that many investors view classified boards as having the effect of reducing the accountability of directors to shareholders because classified boards limit the ability of shareholders to evaluate and elect all directors on an annual basis. The election of directors is a primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies. At the Company’s 2011 annual meeting, a shareholder proposal requesting that the Board of Directors take the necessary steps to declassify the Board and establish the annual election of directors was supported by a majority of the votes present and entitled to vote at the meeting. In 2011, after substantial consideration of the various positions for and against a classified board, and in light of the shareholders’ desire to declassify the Board, the Board of Directors has determined that the Declassification Amendment is advisable and in the best interests of the Company and its stockholders.

To implement this change, stockholders are being asked to vote in favor of the Declassification Amendment. If the Declassification Amendment is approved, it will become legally effective upon the filing with the Delaware Secretary of State of a certificate of amendment to the Company’s Restated Certificate of Incorporation. The Company would make that filing shortly after this annual meeting. If the Declassification Amendment is not approved, the Board of Directors will remain classified and approximately one-third of the Board of Directors will stand for election in any given year pursuant to the Company’s Restated Certificate of Incorporation.

The Board of Directors unanimously recommends that you vote FOR the proposal to approve the amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors.

PROPOSAL 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is required to submit to stockholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers. The current frequency of the advisory vote on executive compensation is annually, with the vote for the current year being taken pursuant to this Proposal 4. The next such vote will occur at the Company’s 2013 annual meeting of stockholders.

The Board of Directors encourages stockholders to carefully review the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis, for a thorough discussion of the Company’s compensation program for named executive officers. The Company’s executive compensation objectives are to: motivate its executives to meet or exceed the Company’s performance goals; reward individual performance and contributions; link the financial interests of executives and stockholders; and attract and retain the best possible executive talent. The Company has pursued these objectives by:

•	Having a significant portion of each executive officer’s total compensation directly tied to achieving the Company’s performance goals;

•	Using time-based and performance-based RSUs to provide long-term incentive compensation and to link the financial interests of its executives with those of its stockholders; and

•	Using compensation information compiled from two separate comparator groups and the advice and input of an independent compensation consultant to set compensation at competitive levels.

Accordingly, the following resolution is submitted for an advisory stockholder vote at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Organizational Development & Compensation Committee, although the Board of Directors and the Committee will carefully consider the outcome of the vote when evaluating the Company’s compensation program.

The Board of Directors unanimously recommends that you vote FOR the approval of the compensation of the named executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

Based solely upon a review of reports on Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and written representations from the officers and directors that no other reports were required, the Company believes that all of such reports were filed on a timely basis except that, due to administrative inadvertence, a late Form 3 was filed with respect to Mr. Conroy’s appointment to the Board of Directors on March 14, 2011 and a late Form 4 was filed with respect to an award of time-based RSUs made to John Ellis, Vice President and Corporate Controller, on June 30, 2011.

OTHER BUSINESS

The Board of Directors does not know of any business to be brought before the annual meeting other than the matters described in the notice of annual meeting. However, if any other matters properly come before the annual meeting or any adjournment or postponement of the annual meeting, each person named in the accompanying proxy intends to vote the proxy in accordance with his judgment on such matters.

By Order of the Board of Directors,

John K. Stipancich
Senior Vice President—General Counsel & Corporate Secretary

March 29, 2012

APPENDIX A

AMENDMENT TO

RESTATED CERTIFICATE OF INCORPORATION OF

NEWELL RUBBERMAID INC.

(Additions are underlined, deletions are struck-out)

Article SIXTH of the Restated Certificate of Incorporation to be amended as follows:

SIXTH: A. ~~The Board of Directors shall be divided into three classes (which at all times shall be as nearly equal in number as possible). The initial term of office of the first class (“Class I”) shall expire at the 1988 annual meeting of stockholders, the initial term of office of the second class (“Class II”) shall expire at the 1989 annual meeting of stockholders, and the initial term of office of the third class (“Class III”) shall expire at the 1990 annual meeting of stockholders.~~ At each annual meeting of stockholders ~~following~~ of the Corporation commencing with the 2013 annual meeting of stockholders, directors whose terms expire at that meeting (or such ~~initial classification, directors elected to succeed those directors whose terms expire~~ directors’ successors) shall be elected for a ~~term of office to expire at the third succeeding~~one-year term (with each remaining director whose term does not expire at such meeting being referred to for the remainder of such term as a “Continuing Classified Director”). Accordingly, at the 2013 annual meeting of stockholders ~~after their election.~~, directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2014 annual meeting of stockholders; at the 2014 annual meeting of stockholders, directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2015 annual meeting of stockholders; and at the 2015 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless he or she shall cease to serve by reason of death, resignation or other cause. ~~If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.~~

B. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the Board of Directors shall determine the rights, powers, duties, rules and procedures that shall affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation.

C. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director. Any director so chosen shall hold office ~~for a term expiring at~~(i) until the next election of the class for which such director has been chosen if such director has been appointed to serve in one of the remaining classes of directors or (ii) until the next succeeding annual meeting of stockholders ~~at which the term of office of the class to which he has been~~ and, in either instance until such director’s successor is elected ~~expires.~~ and qualified, unless he or she shall cease to serve by reason of death, resignation or other cause.

D. Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause (except that Continuing Classified Directors may be removed only for cause) by a majority of the shares then entitled to vote at an election of directors.

E. The provisions set forth in paragraphs A, C and ~~C~~D of this Article SIXTH are subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances as set forth in this Restated Certificate of Incorporation or in a resolution providing for the issuance of such stock adopted by the Board of Directors pursuant to authority vested in it by this Restated Certificate of Incorporation.

~~E. [Reserved].~~

NEWELL RUBBERMAID INC. 3 GLENLAKE PARKWAY ATLANTA, GA 30328

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date.
Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M42670-P20761 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  NEWELL RUBBERMAID INC.

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Thomas E. Clarke	☐	☐	☐

	1b.	Elizabeth Cuthbert-Millett	☐	☐	☐

	1c.	Domenico De Sole	☐	☐	☐

	1d.	Steven J. Strobel	☐	☐	☐	For	Against	Abstain

2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2012.					☐	☐	☐

3.	Approve an amendment to the Company’s Restated Certificate of Incorporation to implement the annual election of Directors.					☐	☐	☐

4.	Advisory resolution to approve executive compensation.					☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
M42671-P20761

Proxy Solicited by the Board of Directors

For Annual Meeting of Stockholders to be held May 8, 2012

The undersigned hereby appoints Michael R. Peterson and John K. Stipancich, and each of them individually, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of NEWELL RUBBERMAID INC. to be held May 8, 2012, and at any adjournments or postponements thereof, on the election of directors and each of the other proposals listed on the reverse side.

This proxy revokes all previous proxies. The proxies named above are authorized to vote in their discretion with respect to any other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. It is important that the shares are represented at this meeting, whether or not you plan to attend the meeting in person. To make sure that the shares are represented, we encourage you to sign, date and return this card, or vote the shares by using either of the electronic means described on the reverse side.

When this Proxy is properly executed, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR the election of all director candidates nominated by the Board of Directors, FOR proposal (2) on the reverse side, FOR proposal (3) on the reverse side and FOR proposal (4) on the reverse side and in the discretion of the persons named as proxies with respect to any other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Address Changes/Comments: _______________________________________________________________
__________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side